Name of Prospective Investor                                   Memorandum Number

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                           MOBILE KIDNEY STONE CENTERS

                             OF CALIFORNIA II, L.P.

            A Limited Partnership Formed Under the Laws of California

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                             up to $169,320 in Cash

                      up to $97,425 in Personal Guaranties

                    40 Units of Limited Partnership Interest

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         THIS MEMORANDUM IS FURNISHED  PURSUANT TO A  CONFIDENTIALITY  AGREEMENT
         BETWEEN THE PARTNERSHIP AND THE INVESTOR WHOSE NAME APPEARS ABOVE. THE CONFIDENTIALITY AGREEMENT PROHIBITS THE DISCLOSURE OF THE CONFIDENTIAL MATERIAL CONTAINED IN THIS MEMORANDUM, EXCEPT TO THE EXTENT SUCH INVESTOR DEEMS IT NECESSARY TO SHARE SUCH INFORMATION WITH HIS LEGAL, ACCOUNTING OR OTHER FINANCIAL ADVISORS, WHO LIKEWISE SHALL BE BOUND BY THE SAME CONFIDENTIALITY RESTRICTIONS SET FORTH IN THE CONFIDENTIALITY AGREEMENT.

                            MEDTECH INVESTMENTS, INC.

                              Exclusive Sales Agent

                                2008 Litho Place

                       Fayetteville, North Carolina 28304

                                 1-800-682-7971
iii
WINSTON #892462 v 2


                  The Date of this Memorandum is April 21, 2000

               MOBILE KIDNEY STONE CENTERS OF CALIFORNIA II, L.P.

                             up to $169,320 in Cash

                 up to 40 Units of Limited Partnership Interest at $4,233 in Cash and $2,435.63 in Personal Guaranties per Unit


                  Mobile Kidney Stone Centers of California II, L.P., a California limited partnership (the "Partnership") operated by its general partner, Mobile Kidney Stone Centers of California, Ltd. I, a California limited partnership (the "General Partner") and an affiliate of Prime Medical Services, Inc., a Delaware corporation, hereby offers on the terms set forth herein up to 40 Units (the "Units") of limited partnership interest in the Partnership, at a price per Unit of $4,233 in cash, plus a personal guaranty of 0.5% of the Partnership's obligations under a loan of $487,125 from First-Citizens Bank & Trust Company (the "Loan") (a $2,435.63 principal guaranty obligation per Unit). See "Terms of the Offering." Each Unit will represent an initial 0.5% economic interest in the Partnership. See "Risk Factors - Other Investment Risks -
Dilution of Limited Partners' Interests." The Partnership owns and operates a Storz Modulith(R) SLX-T model extracorporeal shockwave lithotripter for the lithotripsy of kidney stones. The lithotripter is transported in a mobile van (together with the installed and operational lithotripter, the "Lithotripsy System") enabling the Partnership to provide lithotripsy services at various locations primarily within a 150 mile radius of Sacramento, California (the "Service Area").

                  The Partnership intends to use the net proceeds of this Offering (after deduction of expenses payable by the Partnership) to reduce the Partnership's currently outstanding indebtedness under the Loan. See "Sources and Applications of Funds." The cash purchase price and personal guaranties are due at subscription; however, prospective Investors who meet certain requirements may be able to personally borrow funds from a third-party financial institution in order to pay a portion of their cash purchase price per Unit. See "Terms of the Offering - Limited Partner Loans." The Offering will terminate on June 1, 2000 (or earlier upon the sale of all 40 Units as provided herein), unless extended at the discretion of the General Partner for a period not to exceed 180 days.

                                            -------------------------------

                  Purchase of Units involves risks and is suitable only for persons of substantial means who have no need for liquidity in this investment. Among other factors, prospective investors should note that the health care industry is undergoing significant government regulatory reforms and that the Partnership faces substantial competition in the Service Area. See "Risk Factors" and "Terms of the Offering - Suitability Standards."

                                            -------------------------------

                 Cash             Selling         Net Cash           Amount of
                 Offering Price   Commissions(1) Proceeds (2)     Guaranties(3)

Per Unit(4)      $    4,233      $      75       $    4,158       $   2,435.63

Total Maximum(5) $169,320        $ 3,000         $166,320         $ 97,425.00

(See Footnotes on Back of Cover Page)

                     See Glossary for capitalized terms used herein and not otherwise defined.

         (1) The Units will be sold on a "best-efforts" any or all basis by MedTech Investments, Inc., a broker-dealer registered with the Securities and Exchange Commission, a member of the National Association of Securities Dealers, Inc. and an Affiliate of the General Partner (the "Sales Agent"). The Partnership will pay the Sales Agent a $75 commission for each Unit sold and will reimburse the Sales Agent for its Offering costs (not to exceed $7,000). The Partnership has agreed to indemnify the Sales Agent against certain liabilities, including liabilities vender the Securities Act of 1933 (the "Securities Act"). See "Plan of Distribution."

         (2) Net Cash Proceeds do not reflect deduction of expenses payable by the Partnership. See "Sources and Applications of Funds." The cash price per Unit ($4,233) is payable in cash upon subscription; provided, that prospective Investors who meet certain requirements may be able to personally borrow funds from a third-party financial institution in order to pay a portion of their cash purchase price per Unit. For the convenience of the Investors, the Partnership has arranged for financing of a portion of the Units' cash purchase price (the "Limited Partner Loan") with First-Citizens Bank & Trust Company, which is headquartered in Raleigh, North Carolina, and has approximately 370 offices throughout the southeastern United States (the "Bank"). Therefore, in lieu of paying the entire purchase price in cash at subscription, prospective Investors may execute and deliver to the Sales Agent, together with their Subscription Packets, at least $2,500 in cash and a Limited Partner Note payable to the Bank in a maximum principal amount of up to $1,733 per Unit to be purchased, a Loan and Security Agreement, Security Agreement and two Uniform Commercial Code Financing Statements ("UCC-1's") (collectively, the "Loan Documents"). See "Terms of the Offering - Limited Partner Loans" and the forms of the Limited Partner Note, the Loan and Security Agreement and Security Agreement attached to the Form of Loan Commitment as Exhibits A, B and C,
                 respectively, which is attached hereto as Appendix B and the UCC-1's attached as part of the Subscription Packet.

(3) At subscription, each Investor must execute and deliver to the Sales Agent a guaranty agreement (the "Guaranty") under which he or she will guarantee payment of a portion of the Partnership's obligations under the Loan, the proceeds of which were used by the Partnership to (i) acquire a new Storz Modulith(R)SLX-T model extracorporeal shock-wave lithotripter with accessories; (ii) acquire and upfit a new mobile van to transport the lithotripter; and (iii) pay sales taxes on the purchase of the Lithotripsy System. As a class, the initial Limited Partners guaranteed $292,275 (60%) of the Partnership's principal obligations under the Loan. In its capacity as general partner of the Partnership, the General Partner initially guaranteed 40% of the Loan, which represents a $194,850 principal guaranty obligation. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage." For each Unit purchased, an Investor will be required to guarantee 0.5% of the Loan, which represents up to a $2,435.63 principal guaranty obligation. As of the date of this Memorandum the outstanding balance on the Loan is $441,205.79. A Limited Partner's liability under the Guaranty may exceed the principal guaranty per Unit as provided above because such liability includes not only principal, bast also accrued and unpaid interest, late payment penalties and legal costs incurred by the Bank in collecting defaulted obligations. For a description of the guaranty requirements and the terms of the Guaranties, see "Terms of the Offering - Guaranty Arrangements" and the form of Guaranty included in the Subscription Packet accompanying this Memorandum.

     (4) Each Investor may purchase no less than one Unit. The General Partner, however, reserves the right to sell less than one Unit as an additional investment, and to reject, in whole or in part, any subscription.

     (5) Offering proceeds will first be used by the Partnership to pay Offering costs and expenses and the remainder of the proceeds will be used to reduce the Partnership's currently outstanding indebtedness under the Loan. See "Sources and Applications of Funds." The Partnership seeks by this Offering to sell up to 40 Units for an aggregate of up to $169,320 in cash ($166,320 net of Sales Agent's commissions) and up to $97,425 in personal guaranties of the Partnership's principal obligations under the Loan. All subscription funds, Guaranties and Loan Documents will be held in an interest bearing escrow account with the Bank until the acceptance of the Investor's subscription (and approval by the Bank if the Investor is financing a portion of the Unit cash purchase price through a Limited Partner Loan), rejection of the Investor's subscription or termination of the Offering. The Partnership has set no minimum number of Units to be sold in this Offering. Accordingly, upon the receipt and acceptance of an Investor's subscription by the Partnership and the approval of his or her
             Guaranty by the Bank as provided herein, such Investor will be admitted to the Partnership as a Limited Partner, provided that acceptance of subscriptions by an Investor that elects to finance a portion of his or her Unit cash purchase price is also conditioned upon approval by the Bank of his or her Limited Partner Loan. Upon admission as a Limited Partner, the Investor's subscription funds will be released to the Partnership and the Guaranties and the Loan Documents, if any, will be released to the Bank. In the event a subscription is rejected, all subscription funds (without interest), Guaranty and the Loan Documents, if any, and other subscription documents held in escrow will be promptly returned to the rejected Investor. The Offering will terminate on June 1, 2000, unless it is sooner terminated by the General Partner, or unless extended for an additional period not to exceed 180 days. See "Terms of the Offering."

                          [The  remainder  of this  page is  intentionally  left
blank.]

WINSTON #892462 v 2
                                       iv

o The Units are being offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, as amended, and an exemption from state registration requirements provided by the National Securities markets Improvement Act of 1996. A registration statement relating to these securities has not been filed with the Securities and exchange Commission or any state securities commission.

o Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Units or determined that this Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

o The Units are subject to restrictions on transferability and resale and may not be transferred or resold without the consent of the General Partner and satisfaction of certain other conditions including the availability of an exemption under the Securities Act of 1933 and applicable state securities laws. See "Risk Factors -Other Investment Risks - Limited Transferability and Illiquidity of Units." No public or other market exists or will develop for the Units. Investors should proceed only on the assumption that they may have to bear the economic risk of an investment in the Units for an indefinite period of time.

o Prospective Investors should not construe the contents of this Memorandum or any prior or subsequent communications, whether written or oral, from the Partnership, its General Partner, the Sales Agent or any of their agents or representatives as investment, tax or legal advice. This Memorandum and the appendices hereto, as well as the nature of the investment, should be reviewed by each prospective Investor, such Investor's investment, tax or other advisors, and accountants and/or legal counsel.

o No offering literature in whatever form will or may be employed in the offering of Units, except this Memorandum (including amendments and supplements, if any) and documents summarized herein. No person is authorized to give any information or to make any representation not contained in this Memorandum or in the appendices hereto, and, if given or made, such other information or representation must not be relied upon.

WINSTON #892462 v 2
                                       vi

                                TABLE OF CONTENTS

                                                                         Page

RISK FACTORS..................................................................1
         Operating Risks......................................................1
         Tax Risks............................................................7
         Other Investment Risks..............................................13

THE PARTNERSHIP..............................................................16

TERMS OF THE OFFERING........................................................17
         The Units and Subscription Price....................................17
         Acceptance of Subscriptions.........................................17
         Guaranty Arrangements...............................................18
         Limited Partner Loans...............................................21
         Subscription Period; Closing........................................23
         Offering Exemption..................................................23
         Suitability Standards...............................................23
         How to Invest.......................................................24
         Restrictions on Transfer of Units...................................24

PLAN OF DISTRIBUTION.........................................................25

BUSINESS ACTIVITIES..........................................................26
         General  26
         Treatment Methods for Kidney Stone Disease..........................26
         The Lithotripsy System..............................................27
         Acquisition of Additional Assets....................................28
         Hospital Contracts..................................................28
         Management..........................................................30

THE GENERAL PARTNER..........................................................30

COMPENSATION AND REIMBURSEMENT TO THE GENERAL PARTNER AND ITS AFFILIATES.....32

CONFLICTS OF INTEREST........................................................33

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER..............................34

COMPETITION..................................................................35
         Affiliated Competition..............................................35
         Other Competition...................................................35

REGULATION...................................................................36
         Federal Regulation..................................................36
         State Regulation....................................................45

PRIOR ACTIVITIES.............................................................47

SOURCES AND APPLICATIONS OF FUNDS............................................48

FINANCIAL CONDITION OF THE PARTNERSHIP.......................................49

SUMMARY OF THE PARTNERSHIP AGREEMENT.........................................53
         Nature of Limited Partnership Interest..............................53
         Dilution Offerings..................................................53
         Fundamental Changes.................................................54
         Profits, Losses and Distributions...................................56
         Management of the Partnership.......................................59
         Powers of the General Partner.......................................59
         Rights and Liabilities of the Limited Partners......................60
         Restrictions on Transfer of Partnership Interests...................61
         Dissolution and Liquidation.........................................61
         Optional Purchase of Limited Partner Interests......................62
         Noncompetition Agreement and Protection of Confidential
                Information..................................................63
         Arbitration.........................................................63
         Power of Attorney...................................................64
         Reports to Limited Partners.........................................64
         Records  64

LEGAL MATTERS................................................................64

ADDITIONAL INFORMATION.......................................................64

GLOSSARY 65

WINSTON #892462 v 2
                                       vii

                                   APPENDICES

Appendix A        AGREEMENT OF LIMITED PARTNERSHIP OF MOBILE KIDNEY STONE
                         CENTERS OF CALIFORNIA II, L.P.

Appendix B        LIMITED PARTNER LOAN COMMITMENT (WITH EXHIBITS)

Appendix C        FORM OF OPINION OF WOMBLE CARLYLE SANDRIDGE & RICE,
                         A PROFESSIONAL LIMITED LIABILITY COMPANY

Appendix D        NOTES TO FINANCIAL STATEMENTS

WINSTON #892462 v 2

                                  RISK FACTORS

                  Prior to subscribing for Units, Investors should carefully examine this entire Memorandum, including the Appendices hereto, and should give particular consideration to the general risks attendant to speculative investments and investments in partnerships generally, and to the other special operating, tax and other investment risks set forth below. See the "Glossary" for terms used in this Memorandum and not otherwise defined.

Operating Risks

                  General Risks of Operations. The Partnership was formed under the laws of the State of California on December 11, 1998 and only recently commenced operations in May, 1999. Although the General Partner and its personnel have significant experience in managing lithotripsy enterprises, whether the Partnership can continue to effectively operate its business cannot be accurately predicted. The benefits of an investment in the Partnership also depend on many factors over which the Partnership has no control, including competition, technological innovations rendering the Lithotripsy System less competitive or obsolete, and other matters. The Partnership may be adversely affected by various changing local factors such as an increase in local unemployment, a change in general economic conditions, changes in interest rates and availability of financing, and other matters that may render the operation of the Lithotripsy System difficult or unattractive. Other factors that may adversely affect the operation of the Lithotripsy System are unforeseen increased operating expenses, energy shortages and costs attributable thereto, uninsured losses and the capabilities of the Partnership's management personnel.

                  Uncertainties Related to Changing Healthcare Environment. The healthcare industry has experienced substantial changes in recent years. Managed care is becoming a major factor in the delivery of lithotripsy services in the Service Area and the General Partner anticipates that managed care programs, including capitation plans, will continue to play an increasing role in the delivery of lithotripsy services and that competition for these services may shift from individual practitioners to health maintenance organizations and other significant providers of managed care. No assurance can be given that the changing healthcare environment will not have a material adverse effect on the Partnership.

                  Lack of Diversification. The Partnership's principal purpose will be to continue to operate the Lithotripsy System. Because the Partnership is dependent on only one line of business and one Lithotripsy System, there will be greater risks from unexpected service interruptions, equipment breakdowns, technological developments, kidney stone treatment medical breakthroughs, economic problems and similar matters than would be the case with a more diversified business.

WINSTON #892462 v 2
                                       26

                  Impact of Insurance Reimbursement.  The Partnership's revenues are expected to be derived from the fees paid by Contract Hospitals and other health care facilities under lithotripsy service contracts with the Partnership. The Partnership does not currently directly bill or collect for services from patients or their third-party payors. Payments received from Contract Hospitals and other health care facilities may be subject to renegotiation depending on the reimbursement such parties receive. The increasing influence of health maintenance organizations and other managed care companies has resulted in pressure to reduce the reimbursement available for lithotripsy procedures. Some of the General Partner's Affiliates have recently experienced declining revenues based on these managed care pressures in other health care markets. Additionally, the Health Care Financing Administration ("HCFA"), the federal agency which administers the Medicare program, has proposed rules which would reduce the reimbursement available for lithotripsy procedures provided at hospitals to $2,235. See "Regulation - Federal Regulation." In some cases reimbursement rates payable to the General Partner and other Affiliates are less than the proposed HCFA rate. Because of the competitive pressures from managed care companies as well as threatened reductions in Medicare reimbursement, the General Partner anticipates that reimbursement available for lithotripsy procedures may continue to decrease. Such decreases would have a material adverse effect on Partnership revenues. Regarding the professional fees paid to physicians who treat patients on the Lithotripsy System, the General Partner anticipates that similar competitive pressures may result in lower reimbursement paid to physicians, both by private insurers and by government programs such as Medicare.

See "Regulation."

                  Reliability and Efficacy of the Storz Modulith(R) SLX-T. The Modulith(R) SLX-T received FDA premarket approval on March 27, 1997. Although the General Partner and its Affiliates have positive direct experience with the use of the Modulith(R) SLX-T, "downtime" periods necessitated by maintenance and repairs of the Lithotripsy System will adversely effect Partnership revenues. Preliminary reports from abroad and "word of mouth" anecdotal evidence indicate that the Modulith(R) SLX-T is as effective as most of the "portable" lithotripters in the market. The General Partner is aware that early data from abroad concerning one precursor to the Modulith(R) SLX-T reflected a high retreatment rate, and that an Affiliate of the General Partner experienced electrical and mechanical problems using another precursor, the Modulith(R) SLX. However, the General Partner's and its Affiliates' limited experience with the transportable Modulith(R) SLX-T has shown acceptable retreatment rates. A high retreatment rate may adversely affect the Partnership. Investors should note that some studies indicate that lithotripsy may cause high blood pressure and tissue damage. The General Partner questions the reliability of these studies and believes lithotripsy has become a widely accepted method for the treatment of renal stones.

                  Technological Obsolescence. The history of lithotripsy of kidney stones as an accepted treatment procedure is relatively recent, with the first clinical trials being conducted in West Germany beginning in 1980 and the first premarket approval for a renal lithotripter in the United States being granted by the FDA in December 1984. Today, lithotripsy is the treatment procedure of choice for kidney stone disease, having replaced other treatment methods. Published reports indicate that certain researchers are attempting to improve a laser technology to more easily eradicate kidney stones, and pharmaceutical companies and researchers have attempted to develop a safe drug that can be used to dissolve kidney stones in all cases. The General Partner cannot predict the outcome of ongoing research in these areas, and any one or more developments could reduce or eliminate lithotripsy as an acceptable procedure or treatment method of choice for the treatment of kidney stones.

                  Partnership Limited Resources and Risks of Leverage. The Partnership used the Loan proceeds to acquire the Lithotripsy System and to pay state sales taxes on such equipment. The net proceeds of this Offering will be used to reduce the Partnership's currently outstanding indebtedness under the Loan. While the General Partner anticipates that cash generated from operations will continue to enable the Partnership to repay the remainder of the obligations under the Loan in accordance with its terms, lower than anticipated revenues, greater than anticipated expenses, or unexpected interruptions in operations could result in the Partnership failing to make payments of principal or interest when due under the Loan, and the Partnership's equity being reduced or eliminated. In such event, the Limited Partners could lose their entire investment and be called upon to pay their Guaranties. See "Risk Factors - Operating Risks - Liability Under the Guaranty." Moreover, in the event of unanticipated expenses, it may be necessary to supplement Partnership funds with the proceeds of additional debt financing. The terms of the Loan may restrict the Partnership's ability to obtain another financing commitment, and although the General Partner maintains good relationships with certain commercial lending institutions, it cannot be determined whether any additional commitment would be available on terms acceptable to the Partnership. The General Partner and/or its Affiliates may, but are under no obligation to, make loans to the Partnership, and there is no assurance that they would be willing or able to do so at the time, in amounts and on terms required by the Partnership. While the General Partner does not anticipate that it would cause the Partnership to incur indebtedness unless cash generated from Partnership operations were at the time expected to enable repayment of such loan in accordance with its terms, as discussed above, lower than anticipated revenues and/or greater than anticipated expenses could result in the Partnership's failure to make payments of principal or interest when due under such a loan and the Partnership's equity being reduced or eliminated. In such event, the Limited Partners could also lose their entire investment.

                  Acquisition of Additional Assets. If in the future the General Partner determines that it is in the best interest of the Partnership to acquire
(i) one or more additional fixed base or mobile Lithotripsy Systems or (ii) any other urological device or equipment so long as such device has received FDA premarket approval at the time it is acquired by the Partnership, and/or (iii) an interest in any business entity that engages in a urological business described above, the General Partner has the authority (without obtaining the Limited Partners' consent) to establish reserves or subject to certain restrictions in the Loan, to borrow additional funds on behalf of the Partnership to accomplish such goals, and may use Partnership assets and revenues to secure and repay such borrowings. The acquisition of additional assets may substantially increase the Partnership's monthly obligations and may result in increased personnel requirements. See "Risk Factors - Operating Risks
- Partnership Limited Resources and Risks of Leverage." The General Partner does not anticipate acquiring additional Partnership assets unless projected Partnership Cash Flow or proceeds from a Dilution Offering are sufficient to finance such acquisitions. See "Risk Factors - Other Investment Risks - Dilution of Limited Partners' Interests." In any event, no Limited Partner would be personally liable on any additional Partnership indebtedness without such Limited Partner's prior written consent. There is no assurance that financing would be available to the Partnership to acquire additional assets or to fund any additional working capital requirements. In any event, the Partnership's ability to incur additional indebtedness while the Loan is outstanding is severely restricted. Any such borrowing by the Partnership will serve to increase the risks to the Partnership associated with leverage as provided above.

                  Liability Under the Guaranty. For each Unit purchased, an Investor will be required to execute and deliver to the Bank a Guaranty pursuant to which the Investor will personally guarantee 0.5% of the Partnership's total obligations under the Loan, which is equivalent to a $2,435.63 principal guaranty per Unit. Although as of the date of this Memorandum, the outstanding principal balance of the Loan is $441,205.79, the terms of the Loan provide that it can be renewed for its initial full amount (i.e., $487,125), and therefore, Investors should view their potential liability under their Guaranties as if the full Loan amount is outstanding. Liability under the Guaranty may exceed $2,435.63 per Unit because the guaranty obligation per Unit also includes 0.5% of all accrued and unpaid interest, late payment penalties, and legal costs incurred by the Bank in collecting any defaulted payments. An Investor should not purchase a Unit if he does not have resources sufficient to bear the loss of this entire amount. See "Terms of the Offering - Guaranty Arrangements - Liability Under the Guaranty" and "Terms of the Offering - Suitability Standards."

                  If Partnership operations continue to generate sufficient revenues to enable the Partnership to make all payments under the Loan when due, no Limited Partner will be required to perform under his Guaranty. If a default occurs under the Loan, the Bank may, among other remedies, seek payment directly from the Limited Partners under the Guaranties. The Guaranties are a guaranty of payment and not of collection and require the Limited Partners to waive certain rights to which they might otherwise be entitled. As a result, the liability of the Limited Partners under the Guaranties is direct and immediate and not conditioned or contingent upon either the pursuit of any remedies against the Partnership or any other person (including any other guarantor) or foreclosure of any security interest or liens available to the Bank. The Guaranties are a continuing guaranty that by their terms will survive the death, bankruptcy or disability of a Limited Partner guarantor. A Limited Partner's liability under the Guaranty continues regardless of whether the Limited Partner remains a limited partner in the Partnership and is not affected or limited by any claims or offsets the Limited Partner may have against the Partnership or the General Partner. See the form of Guaranty Agreement included in the Subscription Packet.

                  Competition. Many fixed-site and mobile lithotripters are currently operating in and around the Service Area which are in direct competition with the Partnership's Lithotripsy System. The General Partner and entities which are Affiliates of the General Partner also compete in and near the Service Area. The competing lithotripsy service providers, including the General Partner and its Affiliates, generally have existing contracts with hospitals and other facilities. The General Partner competes with the Partnership in the Service Area by providing lithotripsy services at the Kaiser Foundation Hospital in Sacramento. The General Partner and its Affiliates also compete with the Partnership by providing lithotripsy services near the Service Area. In addition, except as provided by law, neither the General Partner nor its Affiliates are prohibited from engaging in any business or arrangement that may compete with the Partnership. See "Prior Activities," "Conflicts of Interest" and "Competition."

                  There is no assurance that other parties will not, in the future, operate fixed-base or mobile lithotripters in and around the Service Area. To the General Partner's knowledge, no manufacturers are restricted from selling their lithotripters to other parties in the Service Area. Furthermore, the Partnership competes with facilities and individual medical practitioners who offer conventional treatment (e.g., surgery) for kidney stones. Managed care companies generally contract either directly with hospitals or specified providers for lithotripsy services for beneficiaries of their plans. It is not uncommon for managed care companies to have contracts already in place with hospitals or specified providers, and the Partnership will not be able to provide services to beneficiaries of those plans unless it convinces either the managed care companies or the hospitals to switch to the Partnership's services.

                  Restrictions on Limited Partners. The Partnership Agreement severely restricts the Limited Partners' ability to own interests in competing equipment or ventures, other than interests held by the General Partner or its Affiliates. However, the General Partner may, in its sole discretion, waive the restrictions with respect to interests held by an Investor at the time he becomes a Limited Partner. See "Summary of the Partnership Agreement - Noncompetition Agreement and Protection of Confidential Information." The enforceability of these noncompetition agreements is generally a matter of state law. No assurance can be given that one or more Limited Partners may not successfully compete with the Partnership. See "Competition."

                  Government Regulation. All facets of the healthcare industry are highly regulated and will become more so in the future. The ability of the Partnership to operate legally and be profitable may be adversely affected by changes in governmental regulations, including expected changes in reimbursement, Medicare and Medicaid certification requirements, federal and state fraud and abuse laws, including the federal Anti-Kickback Statute, the federal False Claims Act, federal and state self-referral laws, state restrictions on fee splitting and other governmental regulation. See "Regulation". These laws and regulations may adversely affect the economic viability of the Partnership. The laws are broad in scope, and interpretations by courts have been limited. Violations of these laws would subject the General Partner and all Limited Partners to governmental scrutiny and/or felony prosecution and punishment in the form of large monetary fines, loss of licensure, imprisonment and exclusion from Medicare and Medicaid. Certain provisions of Medicare and Medicaid law limit provider ownership and control over the various health care services to which physicians may make Medicare and Medicaid referrals. The primary laws involved are the "Stark II" federal statute prohibiting financial relationships between physicians and certain entities to which they refer patients, and the Anti-Kickback Statute which prohibits compensation in exchange for or to induce referrals.

                  Regarding Stark II, HCFA published proposed Stark II regulations in 1998. Under the proposed regulations, physician Limited Partner referrals of Medicare and Medicaid patients to Contract Hospitals for lithotripsy services would be prohibited. If HCFA adopts the proposed Stark II regulations as final, or if a reviewing court were to interpret the Stark II statute using the proposed regulations as interpretive authority, then the Partnership and its physician Limited Partners would likely be found in violation of Stark II. In such instance, the Partnership and/or its physician Limited Partners may be required to refund any amounts collected from Medicare and Medicaid patients in violation of the statute, and they may be subject to civil monetary penalties and/or exclusion from the Medicare and Medicaid programs.

                  The Anti-Kickback Statute prohibits paying or receiving any remuneration in exchange for making a referral for healthcare services which may be paid for by Medicare, Medicaid or CHAMPUS. The law has been broadly interpreted to include any payments which may induce or influence a physician to refer patients. One of the federal agencies that enforces the Anti-Kickback Statute has issued several "safe harbors" which, if complied with, mean the payment or transaction will be deemed not to violate the law. This Offering does not comply with any "safe harbor." There is limited guidance from reviewing courts regarding the application of the broad language of the Anti-Kickback Statute to joint ventures similar to the one described in this Offering. In order to prove violations of the Anti-Kickback law, the government must establish that one or more parties offered, solicited or paid remuneration to induce or reward referrals. The government has said that in certain situations the mere offering of an opportunity to invest in a venture would constitute illegal remuneration in violation of the Anti-Kickback Statute. Although the General Partner believes the structure and purpose of the Partnership are in compliance with the Anti-Kickback Statute, no assurances can be given that government officials or a reviewing court would agree. Violation of the Anti-Kickback Statute could subject the Partnership, the General Partner and the physician Limited Partners to criminal penalties, imprisonment, fines and/or exclusion from the Medicare and Medicaid programs.

                  The federal False Claims Act and similar laws generally prohibit an individual or entity from knowingly and willfully presenting a claim (or causing a claim to be presented) for payment from Medicare, Medicaid or other third party payors that is false and fraudulent. In recent cases, False Claims Act violations have been based on allegations that Stark II or the Anti-Kickback Statute has been violated.

                  In addition to Stark II, the Anti-Kickback Statute and the False Claims Act, an unfavorable interpretation of other existing laws, or enactment of future laws or regulations, could potentially adversely affect the operation of the Partnership. If this occurs, the General Partner is obligated either to purchase or cause the sale of the Partnership Interests of all of the Limited Partners or to dissolve the Partnership. See "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

                  Regarding state law, California prohibits physicians from referring patients to facilities in which the physicians have a significant financial interest unless the physician's return on investment is based upon the proportional ownership interest in the facility and the physician discloses the ownership interest to the patient in writing and advises the patient that the patient may choose another provider to obtain the service. Various licensure requirements must be met for the Partnership to provide mobile lithotripsy services in California. The General Partner and the Management Agent have been seeking and will continue to seek to cause the Partnership to comply with such requirements. See "Regulation - State Regulation".

                  Contract  Terms  and  Termination.  The  Partnership  provides lithotripsy services to 10 Contract Hospitals pursuant to 7 separate Hospital Contracts. All of the Hospital Contracts grant the Partnership the exclusive right to provide lithotripsy services at the particular Contract Hospital. Two of the Hospital Contracts provide for automatic renewal on a year-to-year basis. These Hospital Contracts are terminable without cause upon 180 days or less prior written notice by either party prior to any renewal date. Three of the Hospital Contracts have no automatic renewal provision and will terminate on
December  31, 2000 unless the parties  mutually  agree to extend the terms.  One
Hospital Contract's term also expires on December 31, 2000, however, the contract provides for an indefinite term thereafter which is terminable without cause upon 180 days written notice by either party. In addition, the Partnership is negotiating a contract extension with Catholic Health Care West, which will cover services at four more Contract Hospitals. The Partnership is currently providing services at such Contract Hospitals on a month-to-month basis. It is expected that most new lithotripsy service contracts, if any, would have one-year terms and be automatically renewed unless either party elects to cancel prior to the end of the term. The General Partner believes it has a good relationship with the Contract Hospitals and does not anticipate significant terminations. There is no assurance, however, that terminations will either not occur or that the resulting impact to the Partnership would not have a material adverse effect on Partnership operations. In addition, competing vendors may attempt to cause certain Contract Hospitals to contract with them instead of the Partnership. The loss of Contract Hospitals to competition will adversely affect Partnership revenues and such effect could be material. Thus, there is no assurance that Partnership operations as conducted on the date of this Memorandum will continue as herein described or contemplated, and the cancellation of a significant number of service contracts or the Partnership's inability to secure new ones could have a material negative impact on the financial condition and results of the Partnership. See "Business Activities - Hospital Contracts" and "Risk Factors - Competition."

                  Loss on Dissolution and Termination. Upon the dissolution and termination of the Partnership, the proceeds realized from the liquidation of its assets, if any, will be distributed to its partners only after satisfaction of the claims of all creditors, including, but not limited to, the Bank. See "Risk Factors-Operating Risks - Liability Under the Guaranty" and "Risk Factors
- other Investment Risks - Liability Under Limited Partner Loan." Accordingly, the ability of a Limited Partner to recover all or any portion of his investment under such circumstances will depend on the amount of funds so realized and the claims to be satisfied therefrom. See "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

Tax Risks

                  Investors should note that the General Partner anticipates no significant tax benefits associated with the operation of the Lithotripsy System or the Partnership. No ruling will be sought from the Service on the United States federal income tax consequences of any of the matters discussed in this Memorandum or any other tax issues affecting the Partnership or the Limited Partners. The Partnership is relying upon an opinion of Counsel with respect to certain material United States federal income tax issues. Counsel's opinion is not binding on the Service as to any issue, and there can be no assurance that any deductions, or the period in which deductions may be claimed, will not be challenged by the Service. Each Investor should carefully review the following risk factors and consult his or her own tax advisor with respect to the federal, state and local income tax consequences of an investment in the Partnership.

                  THE TAX RISKS SET FORTH IN THIS SECTION ARE NOT INTENDED TO BE AN EXHAUSTIVE LIST OF THE GENERAL OR SPECIFIC TAX RISKS RELATING TO THE PURCHASE OF UNITS IN THE PARTNERSHIP. EACH INVESTOR IS DIRECTED TO THE FULL OPINION OF COUNSEL (APPENDIX C TO THE MEMORANDUM). IT IS STRONGLY RECOMMENDED THAT EACH INVESTOR INDEPENDENTLY CONSULT HIS OR HER PERSONAL TAX COUNSEL CONCERNING THE TAX CONSEQUENCES ASSOCIATED WITH HIS OR HER OWNERSHIP OF AN INTEREST IN THE PARTNERSHIP. THE CONCLUSIONS REACHED IN COUNSEL'S OPINION ARE RENDERED WITHOUT ASSURANCE THAT SUCH CONCLUSIONS HAVE BEEN OR WILL BE ACCEPTED BY THE SERVICE OR THE COURTS.

                  THIS MEMORANDUM AND COUNSEL'S OPINION DO NOT DISCUSS, NOR WILL COUNSEL BE RENDERING AN OPINION REGARDING, ANY ESTATE AND GIFT TAX OR STATE AND LOCAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP. FURTHERMORE, INVESTORS SHOULD NOTE THAT THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP MAY BE ADVERSELY AFFECTED BY FUTURE CHANGES IN THE FEDERAL INCOME TAX LAWS, WHETHER BY FUTURE ACTS OF CONGRESS OR FUTURE
ADMINISTRATIVE OR JUDICIAL INTERPRETATIONS OF APPLICABLE FEDERAL INCOME TAX LAWS. ANY OF THE FOREGOING MAY BE GIVEN RETROACTIVE EFFECT.

                  INVESTORS SHOULD NOTE THAT THE UNITS ARE BEING MARKETED BY THE PARTNERSHIP AS AN ECONOMIC INVESTMENT AND THAT THE PARTNERSHIP ANTICIPATES AND INTENDS NO SIGNIFICANT TAX BENEFITS FROM AN INVESTMENT IN THE UNITS. SEE "PASSIVE INCOME AND LOSSES" IN THIS SECTION. THE INVESTMENT IN UNITS IS A LONG-TERM INVESTMENT. INVESTORS SHOULD NOT INVEST IN THE PARTNERSHIP TO ACHIEVE TAX BENEFITS AS THE GENERAL PARTNER ANTICIPATES SIGNIFICANT PARTNERSHIP TAXABLE INCOME THROUGHOUT THE TERM OF THE PARTNERSHIP.

                  Possible Legislative or Other Actions Affecting Tax Consequences. The federal income tax treatment of an investment in an equipment/service oriented limited partnership such as the Partnership may be modified by legislative, judicial or administrative action at any time, and any such action may retroactively affect investments and commitments previously made. The rules dealing with federal income taxation of limited partnerships are constantly under review by the Service, resulting in revisions of its regulations and revised interpretations of established concepts. In evaluating an investment in the Partnership, each Investor should consult with his or her personal tax advisor with respect to possible legislative, judicial and administrative developments.

                  Disqualification of Employee Benefit Plans. Purchase of Units in the Partnership may cause certain Limited Partners, certain hospitals and healthcare treatment centers, the Partnership, and employees of the foregoing to be treated under Section 414(m) of the Code as being employed in the aggregate by a single employer or "affiliated service group" for purposes of minimum coverage, participation and other employee benefit plan requirements imposed by the Code. In contrast, an employer not affiliated under Section 414(m) need only consider its own employees in determining whether its employee benefit plans satisfy Code requirements. Aggregation of employees could cause the disqualification of the retirement plans of certain Limited Partners and related entities. Aggregation could also require the value of the vested retirement benefit of a highly compensated employee who is a participant in a disqualified plan to be included in his or her gross income, regardless of whether the employee is a Limited Partner. These rules may adversely affect Investors who are currently involved in a medical practice joint venture, regardless of their purchase of Units in the Partnership. The General Partner and Counsel have been informally advised by officials of the Service that the Service would not likely attempt to apply the affiliated service group rules to the Partnership, nor has the Service applied these rules to similar arrangements in the past. Informal discussions with the Service, however, are not binding on the Service, and there can be no guarantee that the Service will not apply the affiliated service group rules to the Partnership.

                  INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICABILITY OF THE AFFILIATED SERVICE GROUP RULES DESCRIBED HEREIN TO THE EMPLOYEE BENEFIT PLANS MAINTAINED BY THEM OR THEIR MEDICAL PRACTICES.

                  Partnership Allocations. The Partnership Agreement contains certain allocations of profits and losses that could be reallocated by the Service if it were determined that the allocations did not have "substantial economic effect." On December 31, 1985, the Treasury Regulations dealing with the propriety of partnership allocations were finalized. As a general rule, allocations of profits and losses must have "substantial economic effect." Based upon current law, Counsel is of the opinion that, if the question were litigated, it is more probable than not that the allocation of profits and losses set forth in the Partnership Agreement would be sustained for federal income tax purposes. Investors are cautioned that the foregoing opinion is based in part upon final Regulations which have not been extensively commented upon or construed by the courts.

                  Income in Excess of Distributions. The Partnership Agreement provides that in each year annual Distributions may be made to the Partners. Excluded from the definition of cash available for distribution is the amount of funds necessary to discharge Partnership debts (including scheduled payments and certain prepayments under the Loan) and to maintain certain cash reserves deemed necessary by the General Partner. If Partnership cash flow declines, a Limited Partner could be subject to income taxes payable out of personal funds to the extent of the Partnership's income, if any, attributed to him without receiving from the Partnership sufficient Distributions to pay the Limited Partner's tax with respect to such income.

                  Effect of Classification as Corporation. The Partnership has not and will not seek a ruling from the Service concerning the tax status of the Partnership. It is the opinion of Counsel that the Partnership will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation unless the Partnership so elects. The Partnership has not and will not make an election to be classified as other than a partnership for federal income tax purposes. Although the Partnership intends to rely on the legal opinion of Counsel, the service will not be bound thereby. Moreover, there can be no assurance that legislative or administrative changes or court decisions may not in the future result in the Partnership being treated as an association taxable as a corporation, with a resulting greater tax burden associated with the purchase of Units.

                  The General Partner, in order to comply with applicable tax law, will keep the Partnership's books and records and otherwise compute Profits and Losses based on the accrual method, and not the cash basis method, of accounting pursuant to Section 448 of the Code. The accrual method of accounting generally records income and expenses when they are accrued or economically incurred.

                  Passive Income and Losses. The General Partner expects that the Partnership will continue to realize taxable income and not taxable losses during the foreseeable future. Nevertheless, if it instead realizes taxable losses, the use of such losses by the Limited Partners will generally be limited by Code Section 469.

                  Code Section 469 provides limitations for the use of taxable losses attributable to "passive activities." Code Section 469 operates generally to prohibit passive losses from being used against income from active activities. The passive activity rules are extremely complex and Investors are urged to consult their own tax advisors as to their applicability, particularly as they relate to the ability to deduct any losses from the Partnership against other income of the Investor.

                  THE PASSIVE ACTIVITY LOSS RULES WILL AFFECT EACH INVESTOR DIFFERENTLY, DEPENDING ON HIS OWN TAX SITUATION. EACH INVESTOR SHOULD CONSULT WITH HIS OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THESE RULES ON THE INVESTOR IN LIGHT OF THE INVESTOR'S INDIVIDUAL FACTS AND CIRCUMSTANCES.

                  Depreciation. The Partnership will use the Modified Accelerated Cost Recovery System ("MACRS") to depreciate the cost of any equipment or improvements hereafter acquired. Any additions or improvements to the Lithotripsy System will also be depreciated over a five year term using the 200% declining balance method of depreciation, switching to the straight-line method to maximize the depreciation allowance. If purchases or improvements are made after the beginning of any year, only a fraction of the depreciation deduction may be claimed in that year.

                  As under prior law, the 1986 Act provides that the full amount of depreciation on personal property (such as the Lithotripsy System) is recaptured upon disposition (i.e., is taxed as ordinary income) to the extent gain is realized on the disposition. Investors should note that the 1986 Act repealed the investment tax credit for all personal property.

                  Partnership Elections. The Code permits partnerships to make elections for the purpose of adjusting the basis of partnership property on the distribution of property by a partnership to a partner and on the transfer of an interest in a partnership by sale or exchange or on the death of a partner. The general effect of such elections is that transferees of Partnership Interests will be treated, for the purposes of depreciation and gain, as though they had a direct interest in the Partnership's assets, and the difference between their adjusted bases for their Partnership Interests and their allocable portion of the Partnership's bases for its assets will be allocated to such assets based upon the fair market value of the assets at the times of transfers of the Partnership Interests. Any such election, once made, cannot be revoked without the consent of the Service. Under the terms of the Partnership Agreement, the General Partner, in its discretion, may make the requisite election necessary to effect such adjustment in basis.

                  Sale of Partnership Units. Gain realized on the sale of Units by a Limited Partner who is not a "dealer" in Units or in limited partnership interests will be taxed as capital gain, except that the portion of the sales price attributable to inventory items and unrealized receivables will be taxed as ordinary income. "Unrealized receivables" of the Partnership include the Limited Partner's share of the ordinary income that the Partnership would realize as a result of the recapture of depreciation (as described above) if the Partnership had sold Partnership depreciable property immediately before the Limited Partner sold his Partnership Interest. Investors should note that the IRS Restructuring and Reform Act of 1998 generally imposes a maximum tax rate of 20% on net long-term capital gains. To the extent the Partnership has income attributable to depreciation recapture incurred on the sale of a capital asset, such income will be taxed at a maximum rate of 25%. The Revenue Reconciliation Act of 1993 imposed a maximum potential individual income tax rate of 39.6% on ordinary income.

                  Tax Treatment Of Certain Fees and Expenses Paid By The Partnership. Under the Code, a partnership expenditure will, as a general rule, fall into one of the following categories: (1) deductible expenses -- expenditures such as interest, taxes, and ordinary and necessary business expenses which the partnership is entitled to deduct in full when paid or incurred; (2) amortizable expenses -- expenditures which the partnership is entitled to amortize (i.e., deduct ratably) over a fixed period of time; (3) capital expenditures -- expenditures which must be added to the amortization or depreciation base of partnership property (or partnership loans) and deducted over a period of time as the property (or partnership loan) is amortized or depreciated; (4) organization expenses -- expenditures related to the organization of the partnership, which under Section 709 of the Code are amortized over a 60-month period, provided an election to do so is made; (5) syndication expenses -- expenditures paid or incurred in promoting the sale of interests in the partnership, which under Section 709 of the Code must be capitalized but may be neither depreciated, amortized, nor otherwise deducted;
(6) partnership distributions -- payments to partners representing distributions of partnership funds, which may be neither capitalized, amortized nor deducted;
(7) start-up expenses -- expenditures incurred by a partnership during an initial period, which under Section 195 of the Code may be amortized over a 60-month period; and (8) guaranteed payments to partners -- payments to partners for services or use of capital which are deductible or treated in the other categories of expenditures listed above, provided they meet the applicable requirements.

                  Several amendments to the Code enacted by the Tax Reform Act of 1984 alter established tax accounting principles. One or more of these amendments may affect the federal income tax treatment of fees and expenses, particularly fees paid or incurred by a partnership for services. In particular, new Code Section 461(h) now provides that an expense or fee paid to a service provider may not be accrued for federal income tax purposes prior to the time "economic performance" occurs. "Economic performance" occurs as (and no sooner than) the service provider provides the required services.

                  All expenditures of the Partnership must constitute ordinary and necessary business expenses in order to be deducted by the Partnership when paid or incurred, unless the deduction of any such item is otherwise expressly permitted by the Code (e.g., taxes). Expenditures must also be reasonable in amount. The Service could challenge a fee deducted by the Partnership on the ground that such fee is a capital expenditure, which must either be amortized over an extended period or indefinitely deferred, rather than deducted as an ordinary and necessary business expense. The Service could also challenge the deduction of any fee on the basis that the amount of such fee exceeds the reasonable value of the services performed, the goods acquired or the other benefits to the Partnership.

                  Under Section 482 of the Code, the Service has broad discretion to reallocate income, deductions, credits or allowances between entities with common ownership or control if it is determined that such reallocation is necessary to prevent the evasion of taxes or to reflect the income of such entities. The Partnership and the General Partner are entities to which Section 482 applies and it is possible that the Service could contend that certain items should be reallocated in a manner that would change the Partnership's proposed tax treatment of such items.

                  The General Partner believes the payments to it and its Affiliates are customary and reasonable payments for the services rendered by them to the Partnership; however, these fees were not determined by arm's length negotiations. Nothing has come to the attention of Counsel which would give Counsel reasonable cause to question the General Partner's determination. On audit the Service may challenge such payments and contend that the amount paid for the services exceeds the reasonable value of those services. Because of the factual nature of the question of the reasonableness of any particular fee, Counsel cannot express an opinion as to the outcome of the reasonableness of the amount of any fee should the issue be litigated.

                  Syndication Expenses. Section 709 of the Code prohibits a partnership from deducting or amortizing costs that are incurred to promote the sale of partnership interests (i.e., syndication expenses). The Regulations provide definitions for syndication expenses that must be capitalized. Syndication expenses include brokerage fees, registration fees, legal fees for securities advice, accounting fees for preparation of representations to be included in the offering materials, and printing costs of the offering materials. The Partnership intends to treat the entire amount payable to the Sales Agent as a sales commission for selling the Units, as well as certain other fees and expenses allocable to the preparation of this Memorandum and to the offering of the Units in the Partnership, as nondeductible, nonamortizable syndication expenses.

                  Investors will economically bear their respective proportionate share of syndication expenses as these costs likely will be paid out of proceeds from the Offering. These costs will be borne irrespective of their amount, timing and ability of the Partnership to deduct these costs for tax purposes.

                  Management Fee to General Partner. The Partnership pays the Management Agent a monthly management fee equal to 7.5% of Partnership Cash Flow per month. The management fee is paid to the Management Agent for the time and attention devoted by it for supervising and coordinating the management and administration of the Partnership's day-to-day operations pursuant to the terms of the Management Agreement. The Partnership will continue to deduct the management fee in full in the year paid. Assuming the management fee to be paid to the Management Agent is ordinary, necessary and reasonable in relation to the services provided, Counsel is of the opinion that the Partnership may deduct the management fee in full in the year paid.

                  State and Local Taxation. Each Investor should consult his own attorney or tax advisor regarding the effect of state and other local taxes on his personal situation.

Other Investment Risks

                  Conflicts of Interest. The activities of the Partnership involve numerous existing and potential conflicts of interest between the Partnership, the General Partner and their Affiliates. See "Compensation and Reimbursement to the General Partner and its Affiliates," "The General Partner," "Competition" and "Conflicts of Interest."

                  No Participation in Management. The General Partner has full authority to supervise the business and affairs of the Partnership pursuant to the Partnership Agreement and the Management Agreement. Except as otherwise provided in the Partnership Agreement or the Act, Limited Partners have no right to participate in the management, control or conduct of the Partnership's business and affairs. The General Partner, its employees and its Affiliates are not required to devote their full time to the Partnership's affairs and intend to continue devoting substantial time and effort to organizing other ventures throughout the United States that are similar to the Partnership. The General Partner will continue to devote such time to the Partnership's business and affairs as it deems necessary and appropriate in the exercise of reasonable judgment. The participation by any Limited Partner in the management or control of the Partnership's affairs could render him generally liable for the liabilities of the Partnership that could not be satisfied by assets of the Partnership. See the Form of Legal Opinion of Counsel attached hereto as Appendix C.

                  Ability of the General Partner to Effect Fundamental Changes. The General Partner, with the prior approval of a Majority in Interest of the Limited Partners, has the authority under the Partnership Agreement to effect transactions that could result in the termination or reorganization of the Partnership, a total or partial dilution of the Limited Partners' interests in the Partnership, and/or the exchange of interests in another enterprise for the limited partnership interests held by the Limited Partners. See "Summary of the Partnership Agreement - Fundamental Changes."

                  Limited Partners' Obligation to Return Certain Distributions. Except as provided by other applicable law and provided that a Limited Partner does not participate in the management or control of the Partnership, he will not be liable for the liabilities of the Partnership in excess of his investment, his Guaranty and his ratable share of undistributed profits. However, a Limited Partner shall be liable for a period of up to four years to return to the Partnership any distributions received from the Partnership if, at the time of such distributions, he knew that after giving effect to such distributions, all liabilities of the Partnership, other than liabilities as to Partners on account of their Partnership Interests and liabilities as to which recourse of creditors is limited to specified Partnership property, exceed the fair value of the Partnership's assets. For purposes of calculating the assets and liabilities of the Partnership, the fair value of property in which the recourse of creditors is limited to such property may be treated as a Partnership asset to the extent that the fair value exceeds outstanding liabilities on the property.

                  Dilution of Limited Partners' Interests. The General Partner has the authority under the Partnership Agreement to cause the Partnership to issue, offer and sell additional limited partnership interests in the future (a "Dilution Offering"). Upon the sale of interests in the Partnership in a Dilution Offering, the Percentage Interests of the Partners will be proportionately diluted. See "Summary of the Partnership Agreement - Dilution Offerings."

                  Liability Under Limited Partner Loan. Investors personally borrowing funds to finance a portion of their Unit cash purchase price with the proceeds of a Limited Partner Loan will be directly obligated to the Bank as provided in the Loan Documents. A default under the Limited Partner Loan could result in the foreclosure of the Investor's right to receive any Partnership Distributions as well as the loss of other personal assets unrelated to his Partnership Interest. Prospective Investors should review carefully all the provisions contained in the Loan Commitment and the terms of the Limited Partner Note and Loan and Security Agreement with their counsel and financial advisors. Neither the Partnership nor the General Partner endorses or recommends to the prospective Investors the desirability of obtaining financing from the Bank nor does the summary of the Loan Documents provided herein constitute legal advice. A Limited Partner's liability under a Limited Partner Note continues regardless of whether the Limited Partner remains a limited partner in the Partnership. As a consequence, such liability cannot be avoided by claims, defenses or set-offs the Limited Partner may have against the Partnership, the General Partner or their Affiliates. In addition to the suitability requirements discussed below, any prospective Investor applying for a Bank loan to fund a portion of his Unit purchase must be approved by the Bank for purposes of his delivery of the Limited Partner Note. The Bank has established its own criteria for approving the creditworthiness of a prospective Investor and has not established objective minimum suitability standards. Instead, the Bank is empowered to accept or reject prospective Investors.

                  Long-term Investment. The General Partner anticipates that the Partnership will continue to operate the Lithotripsy System for an indefinite period of time and that the Partnership will not liquidate prior to its intended termination. Accordingly, Investors should consider their investment in the Partnership as a long-term investment of indefinite duration.

                  Limited Transferability and Liquidity of Units. Transferability of Units is severely restricted by the Partnership Agreement and the Subscription Agreement, and with the exception of certain limited permitted transfers, the consent of the General Partner is necessary for any other transfers. No public market for the Units exists and none is expected to develop. Moreover, the Units generally may not be transferred unless the General Partner is furnished with an opinion of counsel, satisfactory to the General Partner, to the effect that such assignment or transfer may be effected without registration under the Securities Act and any state securities laws applicable to the transfer. The Partnership will be under no obligation to register the Units or otherwise take any action that would enable the assignment or transfer of a Unit to be in compliance with applicable federal and state securities laws. Thus, a Limited Partner may not be able to liquidate an investment in the Partnership in the event of an emergency and the Units may not be readily accepted as collateral for loans. Moreover, a sale of a Unit by a Limited Partner may cause adverse tax consequences to the selling Limited Partner, as well as potentially effect a default under any outstanding Limited Partner Loan. Accordingly, the purchase of Units must be considered a long-term and illiquid investment.

                  Offering Price. The offering price of the Units has been determined by the General Partner based upon a valuation of the Partnership conducted by an independent third-party valuation firm, and based on various assumptions that may or may not occur. A copy of this valuation will be made available on request. The offering price of the Units is not, however, necessarily indicative of their value, if any, and no assurance can be given that the Units, if and when transferable, could be sold for the offering price or for any amount.

                  Limitation of General Partner's Liability and Indemnification. The Partnership Agreement provides that the General Partner will not be liable to the Partnership or to any Partner of the Partnership for errors in judgment or other acts or omissions in connection with the Partnership as long as the General Partner, in good faith, determined such course of conduct was in the best interest of the Partnership, and such course of conduct did not constitute willful misconduct or gross negligence. Therefore, the Limited Partners may have a more limited right of action against the General Partner in the event of its misfeasance or malfeasance than they would have absent the limitations in the Partnership Agreement. The Partnership will indemnify the General Partner against losses sustained by the General Partner in connection with the Partnership, unless such losses are a result of the General Partner's gross negligence or willful misconduct. In the opinion of the SEC, indemnification for liabilities arising out of the Securities Act is contrary to public policy and therefore is unenforceable.

                  Insurance. The terms of the Loan require the Partnership to cover the Lithotripsy System by insurance for losses due to fire and other casualties under policies customarily obtained for properties of this type. Prime Medical Services, Inc. ("Prime"), an Affiliate of the General Partner and the sole shareholder of Sun Medical, the Management Agent and the sole general partner of the General Partner, maintains active policies of insurance for the benefit of itself and certain affiliated entities covering employee crime, workers' compensation, business and commercial automobile operations, professional liability, inland marine, business interruption, real property and commercial liability risks. These policies include the Partnership, and the General Partner believes that coverage limits of these policies are within acceptable norms for the extent and nature of the risks covered. The Partnership is responsible for its share of premium costs. There are certain types of losses, however, that are either uninsurable or are not economically insurable. For instance, contractual liability is generally not covered under Prime's policies. Should such losses occur with respect to Partnership operations, or should losses exceed insurance coverage limits, the Partnership could suffer a loss of the capital invested in the Partnership and any anticipated profits from such investment.

                  Optional Purchase of Limited Partner Interests. As provided in the Partnership Agreement, certain Affiliates of the existing Limited Partners have the first option, and the General Partner has the second option (which it may assign to the Partnership in its sole discretion), to purchase all the interest of a Limited Partner who (i) dies, (ii) becomes the subject of a domestic proceeding, (iii) becomes insolvent, (iv) acquires a direct or indirect ownership of an interest in a competing venture (including the lease or sublease of competing technology), or (v) defaults on his obligations under the Guaranty. Except in the case of the death of a Limited Partner, the option purchase price is an amount equal to the lesser of the fair market value of the Partnership Interest to be purchased or the Limited Partner's share of the Partnership's book value, if any, as reflected by the Limited Partner's capital account in the Partnership (unadjusted for any appreciation in Partnership assets and as reduced by depreciation deductions claimed by the Partnership for tax purposes). The option purchase price is likely to be considerably less than the fair market value of a Limited Partner's interest in the Partnership. Because losses, depreciation deductions and Distributions reduce capital accounts, and because appreciation in assets is not reflected in capital accounts, it is the opinion of the General Partner that the option purchase price may be nominal in amount. In addition, in the event existing or newly enacted laws or regulations or any other legal developments adversely affect (or potentially adversely affect) the operation of the Partnership or the business of the Partnership (e.g., any prohibitions on provider ownership), the General Partner, in its sole discretion, is obligated to either (i) purchase the Partnership Interests of all of the Limited Partners for an amount equal to the lesser of the fair market value or book value or (ii) dissolve the Partnership. See the Partnership Agreement attached hereto as Appendix A, "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests," and "Risk Factors - Operating Risks - Liability Under the Guaranty."

                                 THE PARTNERSHIP

                  Mobile  Kidney  Stone  Centers  of  California   II,  L.P.,  a
California limited partnership (the "Partnership") was organized and created under the California Revised Limited Partnership Act (the "Act") on December 11, 1998. The general partner of the Partnership is Mobile Kidney Stone Centers of California, Ltd. I, a California limited partnership (the "General Partner"). The General Partner currently holds a 41.62% interest in the Partnership in its capacity as the general partner and the existing limited partners (the "Initial Limited Partners") currently hold the remaining interest in the Partnership. In the event that all 40 Units offered hereby are sold, the General Partner will hold approximately a 33.3% general partner interest in the Partnership, the Initial Limited Partners will hold approximately a 46.7% limited partner interest in the Partnership and the Investors who purchase the Units offered hereby (the "New Limited Partners") will hold approximately an aggregate 20% interest in the Partnership. The Percentage Interests of the General Partner and the Initial Limited Partners (aggregate) will decrease by approximately .2% and
 .3%, respectively, for each Unit sold. In addition, all Percentage Interests are subject to further reduction in the future by any additional dilution offerings. The principal executive office of the Partnership and the General Partner is located at 15195 National Avenue, Suite 203, Los Gatos, California 95032. The telephone number of the Partnership and the General Partner is (800) 750-0786.

                              TERMS OF THE OFFERING

The Units and Subscription Price

                  Mobile Kidney Stone Centers of California II, L.P., a limited partnership formed under the laws of the State of California, hereby offers an aggregate of up to 40 Units of limited partnership interest in the Partnership (the "Units"). Each Unit represents an initial 0.5% economic interest in the Partnership. See "Risk Factors - Other Investment Risks - Dilution of Limited Partners' Interests." Each Investor may purchase not less than one Unit. The General Partner may, however, in its sole discretion, sell less than one Unit as an additional investment and reject in whole or in part any subscription. The price for each Unit is $4,233 in cash, plus a personal guaranty of 0.5% of the Partnership's obligations under the Loan of $487,125 from the Bank (a $2,435.63 principal guaranty obligation per Unit). See "Terms of the Offering - Guaranty Arrangements." The cash purchase price and Guaranty are due at subscription; however, certain qualified Investors may personally borrow funds from a third-party financial institution to pay a portion of the cash purchase price. For the convenience of the Investors, the Partnership has arranged for financing of a portion of the Unit cash purchase price with the Bank. See "Terms of the Offering - Limited Partner Loans." The proceeds of the Offering will first be used by the Partnership to pay Offering costs and expenses. The remaining proceeds, if any, will then be used to reduce the Partnership's current outstanding indebtedness under the Loan. See "Sources and Applications of Funds."

Acceptance of Subscriptions

                  To enable the Bank and the General Partner to make credit and investor decisions, respectively, each prospective Investor must complete and deliver to the General Partner a Purchaser Financial Statement in the form included in the Subscription Packet accompanying this Memorandum, or a substitute financial statement containing the same information as provided therein, and pages one and two of the prospective Investor's most recently filed Form 1040 U.S. Individual Income Tax Return. An Investor that pays the full amount of his Unit purchase price with a check at subscription and whose subscription is received and accepted by the Partnership and the Bank (for the purposes of the Guaranty), will become a Limited Partner in the Partnership, and his subscription funds will be released from escrow to the Partnership. Acceptance by the General Partner of a subscription of an Investor that elects to finance a portion of the Unit cash purchase price with the proceeds of a Limited Partner Note is conditioned upon the Bank's approval of such loan. If the financing Investor is otherwise acceptable to the Partnership, after receipt of the Bank's approval, the Partnership will inform the Escrow Agent that it has accepted the Investor's subscription and the Escrow Agent will release the Investor's cash subscription proceeds to the Partnership and the Loan Documents to the Bank, and the Bank, in turn, will pay the proceeds from the Limited Partner Note to the Partnership. The Investor will become a Limited Partner in the Partnership at the time the Bank releases the proceeds of his Limited Partner Note to the Partnership. Subscriptions may be rejected in whole or in part by the Partnership and need not be accepted in the order received. To the extent the Partnership rejects or reduces an Investor's subscription as provided above, the Investor's Unit cash purchase price, Guaranty, and the principal amount of his Limited Partner Note will be proportionately refunded and reduced, as the case may be. Notice of acceptance of an Investor's subscription to purchase Units and his Percentage Interest in the Partnership will be furnished promptly after acceptance of the Investor's subscription.

Guaranty Arrangements

                  Each Investor will be required to execute a Guaranty as a part of his subscription. Each Limited Partner will have substantial exposure under his Guaranty. See "Risk Factors - Liability Under the Guaranty." The following summary of certain provisions of the Guaranty does not constitute legal advice. The form of the Guaranty is set forth in the Subscription Packet accompanying this Memorandum and should be reviewed carefully by prospective Investors and their counsel.

                  Liability Under the Guaranty. Each Investor will be required to execute and deliver to the Bank a Guaranty pursuant to which he will personally guarantee the payment by the Partnership of a portion of its obligations to the Bank under the Loan. For each Unit purchased, an Investor will be required to guarantee 0.5% of the Partnership's total obligations under the Loan, which is equivalent to up to a $2,435.63 principal obligation guaranty per Unit. As of the date of this Memorandum, the outstanding principal balance of the Loan is $441,205.79, however the terms of the Loan provide for the renewal thereof, and therefore, Investors should view their personal obligations under their Guaranties to equal their pro rata share of the original Loan amount (i.e., $487,125). Liability under the Guaranty may exceed $2,435.63 per Unit because the guaranty obligation per Unit includes not only principal, but also 0.5% of all accrued and unpaid interest, late payment penalties and legal costs incurred by the Bank in collecting any defaulted payments.

                  The amount of the Limited Partners' Guaranties will be proportionately reduced from time to time to the extent of the payments made by the Partnership under the Loan. Interest-only was payable monthly during the first six months of the Loan. The interest-only period expired on October 31, 1999 and the outstanding Loan principal, plus accrued interest, is payable over 36 monthly installments as provided below. The amount of each of the first 35 equal monthly installments of principal and interest is equal to the monthly payment resulting from amortization of the outstanding Loan principal over 36 months, assuming a fixed 10% per annum interest rate. A final payment of all outstanding principal and accrued interest will be payable in the 36th month. The 10% interest rate, as provided above, is used only for purposes of calculating the amount of the equal monthly installments over the 35 month period. Loan interest actually accrues at the Bank's Prime Rate, as the same may change from time to time. Pursuant to a formula set forth in the Loan promissory note, prepayments of Loan principal must be made annually out of Partnership Cash Flow until the Loan is paid in full. As of the date of this Memorandum, the Partnership has not made any prepayments. The General Partner believes that Loan principal prepayments will reduce the term of the Loan. The monthly installment payments of principal and interest for the term of the Loan are equal to $15,718 per month.

                  If Partnership operations continue to generate sufficient revenues to enable the Partnership to make all payments under the Loan to the Bank when due, such payments will be sufficient to repay the Bank fully over the term of the Loan, and no Partner will be required to perform under his Guaranty. However, a default by the Partnership, the General Partner or the Limited Partners under the Loan or the Guaranties will entitle the Bank to exercise one or more of the following remedies: (i) declare all principal payments and accrued interest immediately due and payable; (ii) foreclose on its security interest in the Partnership's assets (including the Lithotripsy System and the Partnership's accounts receivable); and/or (iii) seek payment directly from the Limited Partners under the Guaranties. Events of default include the following:
(i) default in the payment or performance of any obligation, covenant or liability contained or referred to in the Loan documents, including the Guaranties, unless remedied to the reasonable satisfaction of Bank within 30 days; (ii) any warranty, representation or statement made or furnished to the Bank by or on behalf of the Partnership or any of its guarantors (including the Limited Partners) proving to have been false in any material respect when made or furnished; (iii) loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the collateral, or the making of any levy, seizure or attachment thereof or thereon, which is not removed within 30 days; (iv) dissolution, termination of existence (or, in the case of an individual guarantor, death), insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Partnership or any guarantor which is not favorably terminated within 30 days; (v) the Partnership's failure to maintain its existence in good standing unless remedied within 30 days of notice by the Bank; (vi) the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of the Partnership is displaced of their authority in the conduct of their business or their business is curtailed; (vii) upon the entry of any monetary judgment or the assessment and/or filing of any tax lien against the Partnership or any guarantor or upon the issuance of any writ or garnishment or attachment against any property of, debts due or rights of the Partnership or such guarantor to specifically include the commencement of any action or proceeding to seize monies of the Partnership or such guarantor on deposit in any bank account with the Bank, which is not removed or terminated within 30 days. However, any default by any one or more of the Partnership's guarantors under the above provisions applicable thereto, will only be an actionable default if one or more such defaulting guarantors either alone or in the aggregate guarantees 25% or more of the Loan, and provided further that the Bank has not, within twelve months of the occurrence of such guarantor's default, received, accepted and approved a substitute guaranty or guaranties from a party or parties acceptable to it in an amount greater than or equal to the amount of such defaulting guarantor's guaranties, or the Partnership has not made a prepayment of the Loan principal in an amount equal to the amount of the defaulting guarantor's guaranty. The Bank may also accelerate the Loan if it should deem itself, or its collateral, insecure or the payment or performance under the Loan impaired and may demand additional collateral at any time it deems the Loan to be insufficiently secured. As discussed below, under the terms of the Guaranties, Limited Partners waive certain rights to which they might otherwise be entitled, and are required to pay their share of the Bank's attorneys' fees and court costs if the Bank is successful in enforcing the Guaranties through a lawsuit. Copies of the Partnership's Loan documentation with the Bank are available upon request to the General Partner.

                  The Guaranties are a guaranty of payment and not of collection. As a result, the liability of the Limited Partners under the Guaranties is direct and immediate and not conditional or contingent upon either the pursuit of any remedies against the Partnership or any other person (including any other guarantor) or foreclosure of any security interest or liens available to the Bank. The Bank may accept any payment, plan for adjustment of debts, plan for reorganization or liquidation, or plan of composition or extension proposed by, or on behalf of, the Partnership without in any way affecting or discharging the liability of the Limited Partners. Limited Partners waive any right to require that an action first be brought against the Partnership, the General Partner, any other guarantor or any other person, or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Bank in favor of the Partnership or any other person. The Guaranty is a continuing guaranty that by its terms survives the death, bankruptcy, dissolution or disability of a Limited Partner guarantor. A Limited Partner's liability under a Guaranty continues regardless of whether the Limited Partner remains a limited partner in the Partnership.

                  Under the terms of the Guaranties, the Limited Partners expressly waive: (i) notice of acceptance of the guaranty and of extensions of credit to the Partnership; (ii) presentment and demand for payment of the Partnership's promissory note; (iii) protest and notice of dishonor or of default; (iv) demand for payment under the Guaranty; and (v) all other notice to which the Limited Partner might otherwise be entitled.

                  The principal liability of an Investor under the Guaranty will be up to $2,435.63 per Unit. Each Investor should regard his exposure with respect to his investment in the Partnership to be his cash subscription ($4,233 per Unit) plus the amount for which he is personally liable under his Guaranty, up to $2,435.63 per Unit in principal, plus accrued and unpaid interest, as well as late payment penalties, legal fees and court costs. An Investor should not purchase a Unit if he does not have resources sufficient to bear the loss of this entire amount. The Guaranty generally provides that within thirty days following the Bank's determination that the Partnership is in default under the Loan, the Bank will send a notice to each Limited Partner (the "Notice") setting forth the Partnership's total Loan obligations as of the date of the Notice (inclusive of all interest, late payment penalties and legal costs incurred in connection with the enforcement of such obligation accrued but unpaid through such date), together with a statement of the amount which the Limited Partner is responsible for paying (the "Guaranty Amount"). Failure by the Bank to send the Notice in a timely fashion will not, however, release the Limited Partner guarantor from any liability under his Guaranty. The Notice will provide that unless the Bank receives payment of the Guaranty Amount from the Limited Partner within five business days following the date of the Notice, the Guaranty Amount will be increased by the Limited Partner's pro rata share (based on the number of guarantors who did not pay the Guaranty Amount within five days of the date of the notice) of any additional accrued but unpaid interest, late payment penalties and legal costs through the date such payment is made. Because each Guaranty runs directly from the Limited Partner to the Bank, claims or defenses the Limited Partner may have against the Partnership or the General Partner may not be used to avoid payment under the Guaranty. See the form of the Guaranty included in the Subscription Packet accompanying this Memorandum. See also "Terms of the Offering - Suitability Standards."

                  Approval of Bank. In addition to meeting the suitability requirements discussed below under "Suitability Standards," each Investor must be approved by the Bank for purposes of their delivery of the Guaranty. The Bank has established its own criteria for approving the credit-worthiness of Investors, either individually or as a group, and has not established objective minimum suitability standards. Instead, the Bank is empowered under the terms of the Loan to accept or reject any Investor. See "Risk Factors - Operating Risks - Liability Under the Guaranty."

Limited Partner Loans

                  The purchase price for the Units is payable in cash. The prospective Investor may pay for the Units with personal funds alone or in part with such funds, together with either loan proceeds personally borrowed by the Investor under a Limited Partner Loan or other loan. Financing under the Limited Partner Loans was arranged by the Partnership with the Bank as provided in the Loan Commitment, attached hereto as Appendix B. Prospective Investors should review carefully all the provisions contained in the Loan Commitment and the terms of the Limited Partner Note and Loan and Security Agreement with their counsel and financial advisors. Neither the Partnership nor the General Partner endorses or recommends to the prospective Investors the desirability of obtaining financing from the Bank nor does the summary of the Loan Documents provided herein constitute legal advice. If the prospective Investor wishes to finance a portion of the cash purchase price of his Units as provided herein, he must deliver to the Sales Agent upon submission of his Subscription Packet an executed Limited Partner Note payable to the Bank and Note Addendum, the form of which are attached as Exhibit A to the Loan Commitment, a Loan and Security Agreement, the form of which is attached as Exhibit B to the Loan Commitment, a Security Agreement, the form of which is attached as Exhibit C to the Loan Commitment and two UCC-1's, the forms of which are attached to the Subscription Packet (collectively, the "Loan Documents"). In no event may the maximum amount borrowed per Unit exceed $1,733. The Limited Partner Note is repayable in twelve
(12) predetermined installments in the respective amounts set forth in the Loan Commitment. The installments are payable on each January 15th, April 15th, June 15th and September 15th commencing on September 15, 2000 (assuming the Closing occurs prior to May 31, 2000), with a thirteenth (13th) and final installment in an amount equal to the principal balance then owed on the Limited Partner Note and all accrued, unpaid interest thereon due and payable on the third anniversary of the first installment date. Interest accrues at the Bank's "Prime Rate," as the same may change from time to time. The Prime Rate refers to that rate of interest established by the Bank and identified as such in literature published and circulated within the Bank's offices. Such term is used as a means of identifying a rate of interest index and not as a representation by the Bank that such rate is necessarily the lowest or most favorable rate of interest offered to borrowers of the Bank generally. A prospective Investor will have no claim or right of action based on such premise. See the form of the Limited Partner Note attached as Exhibit A to the Loan Commitment which is attached hereto as Appendix B.

                  The Limited Partner Note will be secured by the cash flow distributions payable with respect to the prospective Investor's Partnership Interest as provided in the Loan and Security Agreement and the Security Agreement and as evidenced by the UCC-1s. By executing the Loan and Security Agreement, the prospective Investor requests the Bank to extend the Loan Commitment to him if he is approved for a Limited Partner Loan. The Loan and Security Agreement also authorizes (i) the Bank to pay the proceeds of the Limited Partner Note directly to the Partnership and (ii) the Partnership to remit funds directly to the Bank out of the prospective Investor's share of any Distributions represented by the prospective Investor's percentage Partnership Interest to fund installment payments due on the prospective Investor's Limited Partner Note. See the form of the Loan and Security Agreement attached as Exhibit B to the Loan Commitment which is attached hereto as Appendix B.

                  If the prospective Investor is approved by the Bank and is acceptable to the General Partner, the Escrow Agent will, upon acceptance of the Investor's subscription by the General Partner, release the Loan Documents to the Bank and the Bank will pay the proceeds of the Limited Partner Note to the Partnership to fund a portion of the Investor's Unit purchase. The prospective Investor will have substantial exposure under the Limited Partner Note.
Regardless of the results of the Partnership's operations, a prospective Investor will remain liable to the Bank under his Limited Partner Note according to its terms. The Bank can accelerate the entire principal amount of the Limited Partner Note in the event the Bank in good faith believes the prospect of timely payment or performance by the prospective Investor is impaired or the Bank otherwise in good faith deems itself or its collateral insecure and upon certain other events, including, but not limited to, nonpayment of any installment. The Bank may also request additional collateral in the event it deems the Limited Partner Note insufficiently secured. A Limited Partner's liability under a Limited Partner Note also continues regardless of whether the Limited Partner remains a limited partner in the Partnership. A Limited Partner's liability under a Limited Partner Note is directly with the Bank. As a consequence, such liability cannot be avoided by claims, defenses or set-offs the Limited Partner may have against the Partnership, the General Partner or their Affiliates. In addition to the suitability requirements discussed below, the prospective
Investor must be approved by the Bank for purposes of his delivery of the Limited Partner Note. The Bank has established its own criteria for approving the creditworthiness of a prospective Investor and has not established objective minimum suitability standards. Instead, the Bank is empowered to accept or reject prospective Investors. See "Risk Factors - Other Investment Risks - Liability Under Limited Partner Loan."

Subscription Period; Closing

                  The subscription period will commence on the date hereof and will terminate at 5:00 p.m., Eastern time, on June 1, 2000 (the "Closing Date"), unless sooner terminated by the General Partner or unless extended for an additional period up to 180 days. See "Plan of Distribution."

Offering Exemption

                  The Units are being offered and will be sold in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, as amended, and an exemption from state registration provided by the National Securities Markets Improvement Act of 1996. The suitability standards set forth below have been established in order to comply with the terms of these offering exemptions.

Suitability Standards

                  In addition to the suitability requirements discussed below, each Investor wishing to obtain a Limited Partner Loan must be approved by the Bank. The Bank has established its own criteria for approving the credit-worthiness of Investors and has not established objective minimum suitability standards. The Bank has sole discretion to accept or reject any Investor.

                  An investment in the Partnership involves a high degree of financial risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments and who can afford to lose all of their investment. See "Risk Factors - Other Investment Risks - Limited Transferability and Illiquidity of Units." An Investor should not purchase a Unit if the Investor does not have resources sufficient to bear the loss of the entire amount of the purchase price, including any portion financed. The General Partner anticipates selling Units only to individual investors; however, the General Partner reserves the right to sell Units to entities.

                  Because of the risks involved, the General Partner anticipates selling the Units only to Investors residing in California who it reasonably believes meet the definition of "accredited investor" as that term is defined in Rule 501 under the Securities Act, but reserves the right to sell up to 35
Investors who are nonaccredited investors. Certain institutions and the following individuals are "accredited investors":

(1) An individual whose net worth (or joint net worth with his or her spouse) exceeds $1,000,000 at the time of subscription;

                  (2) An individual who has had an individual income in excess of $200,000 in each of the two most recent fiscal years and who reasonably expects an individual income in excess of $200,000 in the current year; or

                  (3) An individual who has had with his or her spouse a joint income in excess of $300,000 in each of the two most recent fiscal years and who reasonably expects a joint income in excess of $300,000 in the current year.

                  Individual Investors must also be at least 21 years old and otherwise duly qualified to acquire and hold partnership interests. The General Partner reserves the right to refuse to sell Units to any person, subject to federal and applicable state securities laws.

                  Each Investor must make an independent judgment, in consultation with his own counsel, accountant, investment advisor or business advisor, as to whether an investment in the Units is advisable. The fact that an Investor meets the Partnership's suitability standards should in no way be taken as an indication that an investment in the Units is advisable for that Investor.

                  It is anticipated that suitability standards comparable to those set forth above will be imposed by the Partnership in connection with resales, if any, of the Units. Transferability of Units is severely restricted by the Partnership Agreement and the Subscription Agreement. See "Summary of the Partnership Agreement - Restrictions on Transfer of Partnership Interests."

                  Investors who wish to subscribe for Units must represent to the Partnership that they meet the foregoing standards by completing and delivering to the Sales Agent a Purchaser Questionnaire in the form included in the Subscription Packet. Each Purchaser Representative, if any, acting on behalf of an Investor in connection with this Offering must complete and deliver to the Sales Agent a Purchaser Representative Questionnaire (a copy of which is available upon request to the General Partner).

How to Invest

                  Investors who meet the qualifications for investment in the Partnership and who wish to subscribe for Units may do so by following the instructions included in the Subscription Packet accompanying this Memorandum. All information provided by Investors will be kept confidential and not disclosed except to the Partnership, the General Partner, the Bank and their respective counsel and Affiliates and, if required, to governmental and regulatory authorities.

Restrictions on Transfer of Units

                  The Units have not been registered under the Securities Act or under any state securities laws and holders of Units have no right to require the registration of such Units or to require the Partnership to disclose publicly information concerning the Partnership. Units can be transferred only in accordance with the provisions of, and upon satisfaction of, the conditions set forth in the Partnership Agreement. Among other things, the Partnership Agreement provides that no assignment of Units may be made if such assignment could not be effected without registration under the Securities Act or state securities laws. Moreover, the assignment generally must be made to an individual approved by the General Partner who meets the suitability requirements described in this Memorandum.

                  Assignors of Units will be required to execute certain documents, in form and substance satisfactory to the General Partner, instructing it to effect the assignment. Assignees of Units may also, in the discretion of the General Partner, be required to pay all costs and expenses of the Partnership with respect to the assignment.

                  Any assignment of Units or the right to receive Partnership distributions in respect of Units will not release the assignor from any liabilities connected with the assigned Units, including liabilities under the Guaranty and any Limited Partner Loan. Such assignment may constitute an event of default under such loan. An assignee, whether by sale or otherwise, will acquire only the rights of the assignor in the profits and capital of the Partnership and not the rights of a Limited Partner, unless such assignee becomes a substituted Limited Partner. An assignee may not become a substituted Limited Partner without (i) either the written consent of the assignor and the General Partner, or the consent of a Majority in Interest of the Limited Partners (except the assignor Limited Partner) and the General Partner, (ii) the submission of certain documents and (iii) the payment of expenses incurred by the Partnership in effecting the substitution. An assignee, regardless of whether he becomes a substituted Limited Partner, will be subject to and bound by all the terms and conditions of the Partnership Agreement with respect to the assigned Units. See "Summary of the Partnership Agreement - Restrictions on Transfer of Partnership Interests."

                              PLAN OF DISTRIBUTION

                  Subscriptions for Units will be solicited by MedTech Investments, Inc., the Sales Agent, which is an Affiliate of the General Partner. The Sales Agent has entered into a Sales Agency Agreement with the Partnership pursuant to which the Sales Agent has agreed to act as exclusive agent for the placement of the Units on a "best efforts" any or all basis. The Sales Agent is not obligated to purchase any Units.

                  The Sales Agent is a North Carolina corporation that was formed on December 23, 1987, and became a member of the National Association of Securities Dealers on March 15, 1988. The Sales Agent will be engaged in other similar offerings on behalf of the General Partner and its Affiliates during the pendency of this Offering and in the future. The Sales Agent is a wholly owned subsidiary of Prime. Investors should note the material relationship between the Sales Agent and the General Partner, and are advised that the relationship creates conflicts in the Sales Agent's performance of its due diligence responsibilities under the Federal securities laws.

                  As compensation for its services, the Sales Agent will receive a commission equal to $75 for each Unit sold. No other commissions will be paid in connection with this Offering. Subject to the conditions as provided above, the Sales Agent may be reimbursed by the Partnership for its out-of-pocket expenses associated with the sale of the Units in an amount not to exceed $7,000. The Partnership has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act.

                  The Partnership will not pay the fees of any purchaser representative, financial advisor, attorney, accountant or other agent retained by an Investor in connection with his decision to purchase Units.

                  The subscription period will commence on the date hereof and will terminate at 5:00 p.m., Eastern time, on June 1, 2000, (or earlier, in the discretion of the General Partner), unless extended at the discretion of the General Partner for an additional period not to exceed 180 days. See "Terms of the Offering - Subscription Period; Closing."

WINSTON #892462 v 2
                                       49

                  The Partnership seeks by this Offering to sell a maximum of 40 Units for a maximum of an aggregate of $169,320 in cash ($166,320 net of Sales Agent Commissions). The Partnership has set no minimum number of Units to be sold in this Offering. The subscription funds, Guaranty and Loan Documents, if any, received from each Investor will be held in escrow (which, in the case of cash subscription funds, shall be held in an interest bearing escrow account with the Bank) until either the Investor's subscription is accepted by the Partnership (and approved by the Bank in the case of the Guaranties and financed purchases of Units), the Partnership rejects the subscription or the Offering is terminated. Upon the receipt and acceptance of an Investor's subscription by the Partnership (and the Bank), the Investor will be admitted to the Partnership as a Limited Partner. In connection with his admission as a Limited Partner, the Investor's subscription funds will be released from escrow to the Partnership, and his Guaranty and Loan Documents, if any, will be released to the Bank which will pay the proceeds from the Limited Partner Note to the Partnership. In the event a subscription is not accepted, all subscription funds (without interest), the Guaranty, the Loan Documents and other subscription documents held in escrow will be promptly returned to the rejected Investor. A subscription may be rejected in part, in which case a portion of the subscription funds (without interest), the Guaranty and any Limited Partner Note will be returned to the Investor.

                               BUSINESS ACTIVITIES

General

                  The Partnership was formed to (i) acquire the Lithotripsy System and operate it in the Service Area, (ii) improve the provision of health-care in the Partnership's Service Area by taking advantage of both the technological innovations inherent in the Modulith(R) SLX-T and the Partnership's quality assurance and outcome analysis programs, and (iii) make cash distributions to its partners from revenues generated by the operation of the Lithotripsy System. The Partnership owns and operates the Lithotripsy System in the Service Area and has contracted with the nine Contract Hospitals to provide lithotripsy services.

Treatment Methods for Kidney Stone Disease

                  Urolithiasis, or kidney stone disease, affects an estimated 600,000 persons per year in the United States. The exact cause of kidney stone formation is unclear, although it has been attributed to diet, climate, metabolism and certain medications. Approximately 75% of all urinary stones pass spontaneously, usually within one to two weeks, and require little or no clinical or surgical intervention. All other kidney stones, however, require some form of medical or surgical treatment. A number of methods are currently used to treat kidney stones. These methods include drug therapy, endoscopic and laser procedures, open surgery, percutaneous lithotripsy and extracorporeal shock wave lithotripsy. The type of treatment a urologist chooses depends on a number of factors such as the size of the stone, its location in the urinary system and whether the stone is contributing to other urinary complications such as blockage or infection. The extracorporeal shock wave lithotripter, introduced in the United States from West Germany in 1984, has dramatically changed the course of kidney stone disease treatment. The General Partner estimates that currently up to 95% of all kidney stones that require treatment can be treated by lithotripsy. Lithotripsy involves the use of shock waves to disintegrate kidney stones noninvasively.

The Lithotripsy System

                  Upon closing the Loan, the Partnership used a portion of the Loan proceeds (approximately $400,000) to acquire a new Modulith(R) SLX-T lithotripter. The Modulith(R) SLX-T received FDA premarket approval on March 27, 1997. The General Partner and its Affiliates have limited, but positive, direct experience with the use of the Modulith(R) SLX-T lithotripter. Preliminary reports from abroad and "word of mouth" anecdotal evidence indicates that the Modulith(R) SLX-T is as effective as most of the "portable" lithotripters in the market. See "Risk Factors - Operating Risks - Reliability and Efficacy of the Storz Modulith(R) SLX-T."

                  The Modulith(R) SLX-T was especially adapted for the treatment of urological stones. In addition to the efficient fragmentation of all types of urinary tract stones, the Modulith(R) SLX-T is suitable for performing a range of urological examinations including cystoscopy and ureterorenoscopy. The Modulith(R) SLX-T consists of a cylindrical pressure wave generator, an OEC 9800 C-arm x-ray system unit and a patient table. The Modulith(R) SLX-T generates pressure waves electromagnetically from the cylindrical energy source and parabolic reflector. The pressure wave generator operates without an acoustic lens, thus avoiding such disadvantages as energy dissipation and aperture limitations. The pressure at the focal point can be varied by means of the energy control in nine steps from 10 Mpa to 100 Mpa. The energy source is fitted with an axial and lateral air-bag. When expanded during fluoroscopy, these air-bags ensure optimal X-ray image quality for monitoring purposes. The pressure wave coupling is dry (water cushion is used). The shock-wave may be released at fixed frequencies of 1 Hz, 1.5 Hz or 2 Hz, or may be triggered using the ECG and/or respiration. The Modulith(R) SLX-T localizes stones using an OEC 9800 C-arm X-ray system. The X-ray system employs an image intensifier, cassette film, digital spot imaging capability and two high resolution 16" monitors capable of displaying stored digital images. The patient table can be moved electronically in all three dimensions, and a floating function allows for quick patient positioning. The table is X-ray transparent and allows visualization of the entire urinary tract. The table includes a patient cradle which provides comfortable and secure support in the prone, supine and lateral positions.

                  The Partnership's Modulith(R) SLX-T came with an eighteen month limited warranty during which time all maintenance, repairs, shock tubes, glassware and capacitors are provided free of charge. The General Partner anticipates that upon the expiration of the warranty, the Partnership will either pay for maintenance service on the Modulith(R) SLX-T on an as needed basis, or enter into an annual maintenance agreement with a third-party service provider. The General Partner estimates that expenditures for maintenance of the Modulith(R) SLX-T will be approximately $40,000 per year.

                  The Partnership also used a portion of the Loan proceeds ($69,510) to acquire from AK Associates, L.L.C., an Affiliate of the General Partner, a Ford 400 Series van which was customized to include a 14' cargo box to house the lithotripter while it is transported from site to site. The floor of the van is loading dock height so the lithotripter can be easily loaded on and off the van at each treatment facility. The van is also upfitted with a lift gate with a load capacity of 3,000 pounds for easy loading of the lithotripter from street level. The van has been modified for securing the lithotripter and its accessories during transport and for heating the cargo box during the winter to prevent freezing of the lithotripter and its components. The General Partner did not purchase the manufacturer's service contract for the van. Instead, the Partnership pays for service on an as needed basis. The General Partner estimates that expenditures for maintenance and repair of the van will be approximately $6,000 per year.

Acquisition of Additional Assets

                  If in the future the General Partner  determines that it is in the best interest of the Partnership to acquire (i) one or more fixed base or mobile Lithotripsy Systems, (ii) any other urological device or equipment, so long as such device has FDA premarket approval at the time it is acquired by the Partnership, and/or (iii) an interest in any business entity that engages in a urological business described above, the General Partner has the authority (without obtaining the Limited Partners' consent) to establish reserves or, subject to certain restrictions in the Loan, to borrow additional funds on behalf of the Partnership to accomplish such goals, and may use Partnership assets and revenues to secure and repay such borrowings. The acquisition of such assets likely would result in higher operating costs for the Partnership. The General Partner does not anticipate acquiring additional Partnership assets unless projected Partnership Cash Flow or proceeds from a Dilution Offering are sufficient to finance such acquisitions. No Limited Partner would be personally liable on any Partnership indebtedness without such Limited Partner's prior written consent. There is no assurance that additional financing would be available  to the  Partnership  to  acquire  additional  assets  or to fund  any additional working capital requirements. Any additional borrowing by the Partnership will serve to increase the risks to the Partnership associated with leverage, as well as to increase the risks that cash from operations will be insufficient to fund the obligations secured by the Limited Partners' Guaranties. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage" and "Risk Factors - Operating Risks - Liability Under the Guaranty."

Hospital Contracts

                  The Partnership has entered into Hospital Contracts to provide lithotripsy services at ten treatment centers in the Service Area. The Contract Hospitals are:

                              Greater Sacramento Surgery Center
                              Mark Twain St. Joseph's Hospital
                              Sutter Roseville Community Center
                              Sutter General Hospital
                              Sutter Davis Hospital
                              Marshall Hospital
                              Mercy American River Hospital
                              Mercy Folsom Hospital
                              Mercy General Hospital
                              Woodland Memorial Hospital

                  All of the Hospital Contracts grant the Partnership the exclusive right to deliver lithotripsy services to the relevant Contract Hospital. The Hospital Contracts require the Partnership to make a lithotripter available at the facilities as agreed to by the Contract Hospital and the Partnership. The Partnership generally also provides a technician and certain ancillary services such as scheduling necessary for the lithotripsy procedure. The Contract Hospitals generally pay the Partnership a fee for each lithotripsy procedure performed at that health care facility. The contracts expire by their terms at various times through December 31, 2003 and generally may be extended only upon mutual agreement with the health care facility. Most of these contracts may be terminated without cause upon 180 days or less written notice by either party prior to any renewal date, or upon customary events of default. The Mercy American River, Mercy Folsom, Mercy General and Woodland Memorial contracts recently expired by their terms, though the parties are currently negotiating for renewals and are continuing to maintain a business relationship on a month-to-month basis substantially in accordance with the terms of those agreements. The General Partner believes it has a good relationship with many of the Contract Hospitals. There is no assurance, however, that one or more of the Hospital Contracts will not terminate in the future. See "Risk Factors - Operating Risks - Contract Terms and Termination."

                  Reimbursement Agreements. Prime and its Affiliates have negotiated third-party reimbursement agreements with certain national and local payors. The national agreements apply to all the lithotripsy partnerships with which Prime is affiliated. Although the Partnership currently provides services under the Hospital Contracts on a wholesale basis, the Partnership will be able to take advantage of these reimbursement agreements in the future if in the event it contracts with a treatment facility on a retail basis. Some of the national and local payors have agreed to pay a fixed price for the lithotripsy services. Generally the agreements may be terminated by either party on 90 days' notice. The national and local reimbursement agreements that have been negotiated or renegotiated in the past two to four years almost entirely provide for lower reimbursement rates for lithotripsy services than the older agreements.

Operation of the Lithotripsy System

                  It is anticipated that the Partnership will continue to provide services under the Hospital Contracts and similar arrangements. See "Business Activities - Hospital Contracts" and "Risk Factors - Operating Risks - Contract Terms and Termination." Qualified physicians who make appropriate arrangements with Contract Hospitals receiving lithotripsy services pursuant to the Hospital Contracts and other lithotripsy service agreements may treat their own patients using the Lithotripsy System after they have received any necessary training required by the rules of such Contract Hospital. The Partnership may also make arrangements to make the Lithotripsy System available to qualified physicians (including but not limited to qualified physician Limited Partners) desiring to treat their own patients after they have received any necessary training. The General Partner and Management Agent will endeavor to the best of their abilities to require that physicians using the Partnership's Lithotripsy System comply with the Partnership's quality assurance and outcome analysis programs in order to maintain the highest quality of patient care. In addition, the General Partner reserves the right to request that (i) physicians (or members of their practice groups) treat only their own patients with the
Lithotripsy System, and (ii) physician Limited Partners disclose to their patients in writing their financial interest in the Partnership prior to treatment, if it determines that such practices are advisable under applicable law. The latter disclosure is required under California law. See "Regulation-State Regulation." The treating qualified physician will be solely responsible for billing and collecting on his own behalf the professional service component of the treatment procedure. Owning an interest in the Partnership is not a condition to using the Lithotripsy System. Thus, local qualified physicians who are not Limited Partners will be given the same opportunity to treat their patients using the Lithotripsy System as provided above.

Management

                  The Partnership  has entered into a management  agreement (the
"Management Agreement") with the Management Agent whereby the Management Agent is obligated to supervise and coordinate the management and administration of the operation of the Lithotripsy System on behalf of the Partnership in exchange for a monthly management fee equal to 7.5% of Partnership Cash Flow per month. See "Compensation and Reimbursement to the General Partner and its Affiliates." The Management Agent's services under the Management Agreement include making available any necessary training of physicians in the proper use of the lithotripsy equipment, monitoring technological developments in renal lithotripsy and advising the Partnership of these developments, arranging continuing education programs for qualified physicians who use the lithotripsy equipment and providing advertising, billing, accounts collection, equipment maintenance, medical supply inventory and other incidental services necessary for the efficient operation of the Lithotripsy System. Costs incurred by the Management Agent in performing its duties under the Management Agreement are the responsibility of the Partnership. The Management Agent's engagement under the Management Agreement is as an independent contractor and neither the Partnership nor its Limited Partners have any authority or control over the method or manner in which the Management Agent performs its duties under the Management Agreement. The Management Agreement is in the first year of its initial five-year term. Thereafter, it will be automatically renewed for three additional five-year terms unless terminated by the Partnership or the Management Agent.

                               THE GENERAL PARTNER

                  The General Partner of the Partnership is Mobile Kidney Stone Centers of California, Ltd. I, a California limited partnership formed on October 6, 1987. The general partner of the General Partner is Sun Medical Technologies, Inc., a California corporation formed on June 20, 1990 ("Sun Medical"). Prime acquired all the outstanding stock of Sun Medical on November 10, 1995 and Sun Medical remains a wholly-owned subsidiary of Prime. The principal executive office of the General Partner is located at 15195 National Avenue, Suite 203, Los Gatos, California 95032 and the principal executive office of Sun Medical is located at 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746.

                  Management. The General Partner is managed by Sun Medical under an arrangement similar to the Management Agreement. The following table sets forth the names and respective positions of the individuals serving as executive officers and directors of Sun Medical, many of whom also serve as executive officers of Prime.

                              Name                               Office

                     Stan Johnson                        President and Director
                     Ken Shifrin                         Director
                     Joseph Jenkins, M.D.                Director

                     Cheryl Williams                     Vice President,
                                                         Chief Financial
                                                         Officer and Director
                     James D. Clark                      Secretary

     Supervision of the day-to-day management and administration of the Partnership is the responsibility of Sun Medical in its capacity as the general partner of the General Partner and Management Agent of the Partnership. Sun Medical itself is managed by a four-member Board of Directors composed of Mr. Shifrin, Dr. Jenkins, Ms. Williams and Mr. Johnson.

                  Set forth below are the names and descriptions of the background of the key executive officers and directors of Sun Medical.

     Stan Johnson has been a Vice President of Prime and President of Sun Medical since November 1995. Mr. Johnson was the Chief Financial Officer of Sun Medical from 1990 to 1995.

                  Kenneth S. Shifrin has been Chairman of the Board and a Director of Prime since October 1989 and was elected a Director of Sun Medical following Prime's acquisition of all of Sun Medical's stock. Mr. Shifrin also has served in various capacities with American Physicians Service Group, Inc. ("APS") since February 1985, and is currently Chairman of the Board and Chief Executive Officer of APS.

     Joseph Jenkins, M.D. has been President and Chief Executive Officer of Prime since April 1996, and previously practiced urology in Washington, North Carolina. Dr. Jenkins was recently elected to Sun Medical's Board of Directors. Dr. Jenkins is a board certified urologist and is a founding member, past-president and currently a Director of the American Lithotripsy Society.

     Cheryl Williams is Vice President-Finance, Chief Financial Officer and Director of Sun Medical and has been Chief Financial Officer, Vice President-Finance and Secretary of Prime since October 1989. Ms. Williams was Controller of Fairchild Aircraft Corporation from August 1988 to October 1989. From 1985 to 1988, Ms. Williams served as the Chief Financial Officer of APS Systems, Inc., a wholly-owned subsidiary of APS.

     James D. Clark recently became Secretary of Sun Medical after previously serving as its Assistant Treasurer. Mr. Clark has served as Tax Manager of Prime since January 1998 and is a Certified Public Accountant in Texas. Prior to joining Prime, Mr. Clark was Controller for ERISA Administrative Services, Inc.

                      COMPENSATION AND REIMBURSEMENT TO THE

                       GENERAL PARTNER AND ITS AFFILIATES

                  The following summary describes the types and, where determinable, the estimated amounts of reimbursements, compensation and other benefits the General Partner and its Affiliates will receive in connection with the continued operation and management of the Partnership and the Lithotripsy System. None of such fees, compensation and other benefits has been determined at arm's length. Except for the items set forth below, the General Partner does not expect to receive any distribution, fee, compensation or other remuneration from the Partnership. See "Business Activities - Management" and "Plan of Distribution."

                  1. Management Fee. Pursuant to the Management Agreement, the Management Agent has contracted with the Partnership to supervise the management and administration of the day-to-day operations of the Partnership's lithotripsy business for a monthly fee equal to 7.5% of Partnership Cash Flow per month. All costs incurred by the Management Agent in performing its duties under the Management Agreement are the responsibility of, and are paid directly or reimbursed by, the Partnership. The Management Agent is the management agent for various affiliated lithotripsy ventures. As a consequence, many of the Management Agent's employees provide various management and administrative services for numerous ventures, including the Partnership. In order to properly allocate the costs of the Management Agent's employees and other overhead expenses among the entities for which they provide services, such costs are divided among all the ventures based upon the relative number of patients treated by each. The General Partner believes that the sharing of personnel and overhead costs among various entities results in significant costs savings for the Partnership. The management fee for any given month is payable on or before the 30th day of the next succeeding month. The Management Agreement is in the first year of its initial five-year term. The Management Agreement will be automatically renewed for up to three additional successive five-year terms unless it is earlier terminated by the Partnership or the General Partner. The General Partner and the Management Agent are reimbursed by the Partnership for all of their out-of-pocket costs associated with the operation of the Partnership and the Lithotripsy System, and the Partnership will pay or reimburse to the General Partner all expenses related to this Offering. No other fees or compensation will be payable to the General Partner, the Management Agent or their Affiliates for managing the Partnership other than the management fee payable to the Management Agent as provided in the Management Agreement. The Partnership may, however, contract with the General Partner, the Management Agent or their Affiliates to render other services or provide materials to the Partnership provided that the compensation is at the then prevailing rate for the type of services and/or materials provided.

                  2. Partnership Distributions. In its capacity as general partner of the Partnership, the General Partner is entitled to its distributable share (41.62% before dilution) of Partnership Cash Flow, Partnership Sales Proceeds and Partnership Refinancing Proceeds as provided by the Partnership Agreement. See "Summary of the Partnership Agreement - Profits, Losses and Distributions" and the Partnership Agreement attached as Appendix A.

                  3. Sales Commissions. The Sales Agent, a wholly-owned subsidiary of Prime, has entered into a Sales Agency Agreement with the Partnership pursuant to which the Sales Agent has agreed to sell the Units on a "best efforts" any or all basis. As compensation for its services, the Sales Agent will receive a commission equal to $75 for each Unit sold (up to an aggregate of $3,000). If the Offering is successful, the Sales Agent will also be reimbursed by the Partnership for its out-of-pocket expenses associated with its sale of the Units in an amount not to exceed $7,000. See "Plan of Distribution" and "Conflicts of Interest."

4. Loans. The General Partner or its Affiliates will also receive interest on loans, if any, made by them to the Partnership. See "Conflicts of Interest." Neither the General Partner nor any of its Affiliates are, however, obligated to make loans to the Partnership. While the General Partner does not anticipate that it would cause the Partnership to incur indebtedness unless cash generated from the Partnership's operations were at the time expected to enable repayment of such loan in accordance with its terms, lower than anticipated revenues and/or greater than anticipated expenses could result in the Partnership's failure to make payments of principal or interest when due under such a loan and the Partnership's equity being reduced or eliminated. In such event, the Limited Partners could lose their entire investment.

                              CONFLICTS OF INTEREST

                  The operation of the Partnership involves numerous conflicts of interest between the Partnership and the General Partner and its Affiliates. Because the Partnership is operated by the General Partner, such conflicts are not resolved through arm's length negotiations, but through the exercise of the judgment of the General Partner consistent with its fiduciary responsibility to the Limited Partners and the Partnership's investment objectives and policies.

The General Partner, its Affiliates and employees of the General Partner will in good faith continue to attempt to resolve potential conflicts of interest with the Partnership, and the General Partner will act in a manner that it believes to be in or not opposed to the best interests of the Partnership.

                  The Management Agent and the Sales Agent will receive management fees and broker-dealer sales commissions, respectively, in connection with the business operations of the Partnership and the sale of the Units that will be paid regardless of whether any sums hereafter are distributed to Limited Partners. None of such fees, compensation and benefits has been determined by arm's length negotiations. In addition, the Partnership may contract with the General Partner or its Affiliates to render other services or provide materials to the Partnership provided that the compensation is at the then prevailing rate for the type of services and/or materials provided. The General Partner will also receive interest on loans, if any, it makes to the Partnership. See "Compensation and Reimbursement to the General Partner and its Affiliates."

                   The General Partner and its Affiliates will devote as much of their time to the business of the Partnership as in their judgment is reasonably required. Principals of Sun Medical may have conflicts of interest in allocating management time, services and functions among their various existing and future business activities in which they are or may become involved. See "Competition" and "Prior Activities." The General Partner believes it and its Affiliates together, have sufficient resources to be capable of fully discharging the General Partner's and its Affiliates' responsibilities to the Partnership. The General Partner and its Affiliates may engage for their own account, or for the account of others, in other business ventures, related to medical services or otherwise, and neither the Partnership nor the holders of any of the Units shall be entitled to any interest therein. The General Partner, its Affiliates (including affiliated limited partnerships and other entities), and their employees engage in medical service activities for their own accounts. See "Prior Activities." The General Partner or the Management Agent may serve as a general partner of other limited partnerships that are similar to the Partnership and they do not intend to devote their entire financial, personnel and other resources to the Partnership. Except as provided by law, none of such entities or their respective Affiliates is prohibited from engaging in any business or arrangement that may be in competition with the Partnership. The General Partner, the Management Agent, and their Affiliates are, however, obligated to act in a fiduciary manner with respect to the management of the Partnership and any other limited partnership in which they serve as the general partner. In the event an issue arises as to whether a particular lithotripsy service opportunity in or near the Service Area belongs to the Partnership, the General Partner or another Affiliate, the General Partner will in good faith attempt to resolve the issue in a manner that it believes to be in or not opposed to the best interest of the Partnership. Notwithstanding the foregoing, no assurance can be given that one or more limited partners of such Affiliates or the Limited Partners themselves, may not challenge the decision of the General Partner on fiduciary or other grounds. The General Partner presently provides lithotripsy services in the Service Area under one separate arrangement, and Affiliates of the General Partner provide services near the Service Area. See "Competition" and "Prior Activities."

     The Sales Agent is MedTech Investments, Inc., which is an Affiliate of the General Partner. Because of the Sales Agent's affiliation with the General Partner, there are conflicts in the Sales Agent's performance of its due diligence responsibilities under the federal securities laws. See "Plan of Distribution."

                   The   interests  of  the  Limited   Partners  have  not  been
separately represented by independent counsel in the formulation of the transactions described herein. The attorneys and accountants who have performed and will perform services for the Partnership were retained by the General Partner, and have in the past performed and are expected in the future to perform similar services for the General Partner, and Prime.

                 FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

                  The General Partner is accountable to the Partnership as a fiduciary and consequently must exercise good faith in handling Partnership affairs. This is a rapidly developing and changing area of the law and Limited Partners who have questions concerning the duties of the General Partner should consult with their counsel. Under the Partnership Agreement, the General Partner and its Affiliates have no liability to the Partnership or to any Partner for any loss suffered by the Partnership that arises out of any action or inaction of the General Partner or its Affiliates if the General Partner or its Affiliates, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute gross negligence or willful misconduct of the General Partner or its Affiliates. Accordingly, Limited Partners have a more limited right of action than they otherwise would absent the limitations set forth in the Partnership Agreement. The General Partner and its Affiliates will be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the same were not the result of gross negligence or willful misconduct on the part of the General Partner or its Affiliates. Insofar as indemnification for liabilities under the Securities Act may be permitted to persons controlling the Partnership pursuant to the foregoing provisions, the Partnership has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

                                   COMPETITION

                  Many fixed-site and mobile extracorporeal shock-wave lithotripsy services are currently operating in and around the Service Area. The following discussion identifies the existing services in and near the Service Area, to the best knowledge of the General Partner.

Affiliated Competition

                  The Partnership faces competition from lithotripters placed in service in California, including lithotripters owned by the General Partner and its Affiliates. The General Partner and an Affiliate provide and will continue to provide lithotripsy services in and near the Service Area. The General Partner directly provides mobile lithotripsy services at Kaiser Foundation Hospital in Sacramento and will continue to compete with the Partnership at this location. Mobile Kidney Stone Centers of California III, L.P., an Affiliate of the General Partner, provides lithotripsy services using a Modulith(R) SLX-T in Alameda County, Contra Costa County, Merced County, Nevada County, Placer
County, San Joaquin County and Stanislaus County. Other Affiliates of the General Partner provide services in other areas of California.

Other Competition

                  Various hospitals and other facilities in the Service Area have access to lithotripters which will be in direct competition with the Partnership. The General Partner is aware of a fixed-site lithotripter which operates at the University of California Davis Medical Center in Sacramento. In addition, a Medstone mobile lithotripter provides services at various hospitals and ambulatory surgery centers near the Service Area. The General Partner also believes that a competing Modulith(R) SLX-T operated by a physician-owned venture is providing services near the Service Area and may try to commence providing services within the Service Area in the near future. Other hospitals, ambulatory surgery centers and other healthcare facilities may have fixed-base or mobile lithotripters of which the General Partner is not aware. These lithotripters would be in competition with the Partnership.

                  Although the General Partner anticipates that the Partnership will continue to operate primarily in the Service Area, the actual itinerary for the Lithotripsy System is expected to be influenced by the number of patients in particular areas and arrangements with various hospitals and health care centers. See "Business Activities - Operation of the Lithotripsy System".

                  Other hospitals in and near the Service Area may operate lithotripters which are not extracorporeal shock-wave lithotripters but rather use lasers or are electrohydraulic lithotripters. The General Partner believes these machines have a competitive disadvantage because such machines are capable of treating stones only in the ureter. The General Partner believes the Lithotripsy System can be used on stones in locations other than the ureter. See "Business Activities - Treatment Methods for Kidney Stone Disease."

                  The health care market in the Service Area is heavily influenced by managed care companies such as health maintenance organizations. Managed care companies generally contract either directly with hospitals or specified providers for lithotripsy services for beneficiaries of their plans. It is not uncommon for managed care companies to have contracts already in place with hospitals or specified providers, and the Partnership will not be able to provide services to beneficiaries of those plans unless it convinces either the managed care companies or the hospitals to switch to the Partnership's services.

                  No assurances can be given that new competing lithotripsy clinics will not open in the future or that innovations in lithotripters or other treatments of kidney stone disease will not make the Partnership's Lithotripsy System competitively obsolete. See "Risk Factors - Operating Risks - Technological Obsolescence". In addition, the General Partner and its Affiliates are not restricted from engaging in lithotripsy ventures unassociated with the Partnership which may compete with the Partnership. See "Conflicts of Interest."

                  The manufacturer of the Lithotripsy System is under no obligation to the General Partner or the Partnership to refrain from selling its lithotripters to urologists, hospitals or other persons for use in the Service Area or elsewhere. In addition, the availability of lower-priced lithotripters in the United States could dramatically increase the number of lithotripters in the United States, increase competition for lithotripsy procedures and create downward pressure on the prices the Partnership can charge for its services. Many potential competitors of the Partnership, including hospitals and medical centers, have financial resources, staffs and facilities substantially greater than those of the Partnership and of the General Partner.

                                   REGULATION

Federal Regulation

                  The Partnership, the General Partner and the Limited Partners are subject to regulation at the federal, state and local level. An adverse review or determination by certain regulatory organizations (federal, state or private) may result in the Partnership, the General Partner and the Limited Partners being subject to imprisonment, loss of reimbursement, fines or exclusion from participation in Medicare or Medicaid. Adverse reviews of the Partnership's operations at any of the various regulatory levels may adversely affect the operations and profitability of the Partnership.

                  Reimbursement. The Partnership charges hospitals a per-use fee for use of the Lithotripsy System and does not directly bill or collect from any patients or third party payors for lithotripsy services provided using its Lithotripsy System. The amount of this per-use fee primarily depends on the amount that governmental and commercial third party payors are willing to reimburse hospitals for lithotripsy procedures. The primary governmental third party payor is Medicare. Medicare reimbursement policies are statutorily created and are regulated by the federal government. The Balanced Budget Act of 1997 required the Health Care Financing Administration ("HCFA"), the federal agency that administers the Medicare program, to establish a prospective payment system for outpatient procedures. One of the goals of the prospective payment system was to lower medical costs paid by the Medicare program. HCFA issued proposed regulations in 1998 which would reduce the reimbursement rate currently paid for lithotripsy procedures performed on Medicare patients at hospitals to a base rate of $2,235. The base rate includes anesthesia and sedation, equipment and supplies necessary for the procedure, but does not include the treating physician's professional fee. The base rate is subject to adjustment for various hospital-specific factors. The General Partner believes the lower reimbursement rate will be implemented in the latter half of the year 2000. In some cases, reimbursement rates payable to the General Partner and its Affiliates are less than the proposed HCFA rate.

                  The Partnership currently provides services at one ambulatory surgery center and the General Partner retains the discretion to make the Lithotripsy System available at other ambulatory surgery centers ("ASCs") . Medicare does not currently reimburse for lithotripsy procedures provided at ASCs. However, HCFA issued proposed rules in 1998 which would authorize Medicare reimbursement for lithotripsy procedures provided at ASCs. While the proposed rules had a target effective date of October 1, 1998, the effective date has been postponed indefinitely for reasons unrelated to lithotripsy coverage. The proposed rules assign a Medicare reimbursement rate of $2,107 if the lithotripsy procedure is performed at an ASC. Whether these proposed rules will become effective to authorize Medicare reimbursement at ASCs and, if they do become effective, what the reimbursement rate will be, is unknown to the General Partner.

                  The Medicare program has historically influenced the setting of reimbursement standards by commercial insurers. Therefore, reduced rates of Medicare reimbursement for lithotripsy services may result in reduced payments by commercial insurers for the same services. As was discussed previously, competitive pressure from health maintenance organizations and other managed care companies has in some circumstances already resulted in decreasing reimbursement rates from commercial insurers. See "Risk Factors - Impact of Insurance Reimbursement." No assurances can be given that HCFA will not seek to reduce its proposed reimbursement rates even more to avoid paying more than commercial insurers. As a result, hospitals may seek to lower the fees paid to the Partnership for the use of the Lithotripsy System. The General Partner anticipates that reimbursement for lithotripsy procedures, and therefore overall Partnership revenues, may continue to decline.

                  The physician service (Part B) Medicare reimbursement for renal lithotripsy is determined using Resource Based-Relative Value Scales ("RB-RVS"). The system includes limitations on future physician reimbursement increases tied to annual expenditure targets legislated annually by Congress or set based upon recommendation of the Secretary of the U.S. Department of Health and Human Services. Medicare has in the past, with regard to other Part B services such as cataract implant surgery, imposed significant reductions in reimbursement based upon changes in technology. HCFA has produced a lengthy report whose conclusion is that professional fees for lithotripsy are overvalued. Thus, potential future decreases in reimbursement must be considered probable.

                  Medi-Cal is the name of the Medicaid program in California jointly sponsored by the federal and state governments to reimburse service providers for medical services provided to Medi-Cal recipients, who are primarily the indigent. Medi-Cal currently provides reimbursement for lithotripsy services. The federal Personal Responsibility and Work Opportunity Reconciliation act of 1996 requires state health plans, such a Medi-Cal, to limit Medicaid coverage for certain otherwise eligible persons. The General Partner does not believe this legislation will have a significant impact on the Partnership's revenues. In addition, federal regulations permit state health plans to limit the provision of services based upon such criteria as medical necessity or other criteria identified in utilization or medical review procedures. The General Partner does not know whether Medi-Cal has taken or will take such steps.

                  Self-Referral Restrictions. Health care entities which seek reimbursement for services covered by Medicare or Medicaid are subject to federal regulation restricting referrals by certain physicians or their family members. Congress has passed legislation prohibiting physician self-referral of patients for "designated health services", which include inpatient and outpatient hospital services (42 U.S.C. ss. 1395nn) ("Stark II"). Lithotripsy services were not specifically identified as a designated health service by this legislation, but the prohibition includes any service which is provided to an individual who is registered as an inpatient or outpatient of a hospital under proposed regulations discussed below. Lithotripsy services provided by the Partnership to Medicare and Medicaid patients are billed by the contracting hospital in its name and under its Medicare and Medicaid program provider numbers. Accordingly, these lithotripsy services would likely be considered inpatient or outpatient services under Stark II.

                  Following the passage of the Stark II legislation effective January 1, 1995, the General Partner determined that the statute would not apply to the type of lithotripsy services to be provided by the Partnership. Stark II applies only to ownership interests directly or indirectly in the entity that "furnishes" the designated health care service. The physician-investors and the Partnership will not have an ownership interest in any Contract Hospitals which offer the lithotripsy services to the patients on an inpatient or outpatient basis. See 42 U.S.C. ss. 1395nn(a)(1)(A). Thus, by referring a patient to a hospital offering the service, the physician-investors will not be making a referral to an entity in which they maintain an ownership interest for purposes of the application of Stark II.

                  This interpretation adopted by the General Partner was consistent with the informal view of the General Counsel's Office of the U.S. Department of Health and Human Services. Based upon this reasonable interpretation of Stark II, by referring a patient to a hospital furnishing the outpatient lithotripsy services "under arrangements" with the Partnership, a physician investor in the Partnership is not making a referral to an entity (the hospital) in which he or she has an ownership interest.

                  In 1998, HCFA published proposed regulations interpreting the Stark II statute (the "Proposed Stark II Regulations"). The Proposed Stark II Regulations and HCFA's accompanying commentary would apply the physician referral prohibitions of Stark II to the Partnership's contracts for provision of the Lithotripsy System. Under the Proposed Stark II Regulations, physician Limited Partner referrals of Medicare and Medicaid patients to Contract Hospitals would be prohibited because the Partnership is regarded as an entity that "furnishes" inpatient and outpatient hospital services. The General Partner cannot predict when final regulations will be issued or the substance of the final regulations, but the interpretive provisions of the Proposed Stark II Regulations may be viewed as HCFA's interim position until final regulations are issued. If the Proposed Stark II Regulations are adopted as final (or, in the meantime, if a reviewing court adopted their reasoning as the proper interpretations of the Stark II statute), then the Partnership's operations would not be in compliance with Stark II, as Limited Partners would have an ownership interest in an entity to which they referred patients.

                  HCFA acknowledges in its commentary to the Proposed Stark II Regulations that physician overutilization of lithotripsy is unlikely and specifically solicits comments on whether there should be a regulatory exception for lithotripsy. HCFA has received a substantial volume of comments in support of a regulatory exception for lithotripsy. HCFA representatives have informally acknowledged in published commentary that some form of regulatory relief for lithotripsy is under consideration and may be forthcoming; however, no assurances can be made that such will be the case. The General Partner will continue to carefully review the Proposed Stark II Regulations and accompanying HCFA commentary, and explore other alternative plans of operations that would allow the Partnership to operate in compliance with Stark II and its final regulations.

                  HCFA's adoption of the current Proposed Stark II Regulations as final or a reviewing court's interpretation of the Stark II statute in reliance on the Proposed Stark II Regulations and in a manner adverse to the Partnership operations would mean that the Partnership and its physician Limited Partners would likely be found in violation of Stark II. In such circumstance, it is possible the Partnership may be given the opportunity to restructure its operations to bring them into compliance. In the event the General Partner is unable to devise a plan pursuant to which the Partnership may operate in compliance with Stark II and its final regulations, the General Partner is obligated under the Partnership Agreement either (i) to purchase the Partnership Interests of all the Limited Partners at the lesser of fair market value or their Capital Account values (including in certain cases the assumption of their Guaranties) or (ii) to dissolve and liquidate the Partnership. See "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests." The Partnership and/or the physician Limited Partners may not be permitted the opportunity to restructure operations and thereby avoid an obligation to refund any amounts collected from Medicare and Medicaid patients in violation of the statute. Further, under these circumstances the Partnership and physician Limited Partners may be assessed with substantial civil monetary penalties and/or exclusion from providing services reimbursed by Medicare and Medicaid.

                  Two bills are currently pending in Congress which would modify the reach of the Stark II self-referral prohibition. One (H.R. 2650) was introduced by Representative Stark, the other (H.R. 2651) by House Ways and Means health subcommittee chair Representative Bill Thomas. The Stark bill would modify, and the Thomas bill would repeal, the ban on physicians who have compensation arrangements with entities to which they refer patients. However, neither bill, nor any other bill currently pending in Congress, would substantively modify the regulation of referrals of physicians with ownership interests. Thus, neither bill would affect the Partnership's analysis of the potential impact of Stark II on this Offering discussed above.

                  Fraud and Abuse. The provisions of the federal Social Security Act addressing illegal remuneration (the "Anti-Kickback Statute") prohibit providers and others from soliciting, receiving, offering or paying, directly or indirectly, any remuneration in return for either making a referral for a Medicare, Medicaid or CHAMPUS covered service or ordering, arranging for or recommending any such covered service. Violations of the Anti-Kickback Statute may be punished by a fine of up to $25,000 or imprisonment for up to five (5) years, or both. In addition, violations may be punished by substantial civil penalties and/or exclusion from the Medicare and Medicaid programs. Regarding exclusion, the Office of Inspector General ("OIG") of the Department of Health and Human Services may exclude a provider from participation in the Medicare program for a 5-year period upon a finding that the Anti-Kickback Statute has been violated. After OIG establishes a factual basis for excluding a provider from the program, the burden of proof shifts to the provider to prove the Anti-Kickback Statute has not been violated.

                  The Limited Partners are to receive cash Distributions from the Partnership. Since it is anticipated that some of the Limited Partners will be physicians or others in a position to refer and perform lithotripsy services using Partnership equipment and personnel, such Distributions could come under scrutiny under the Anti-Kickback Statute. The Third Circuit United States Court of Appeals has held that the Anti-Kickback Statute is violated if one purpose (as opposed to the primary or sole purpose) of a payment to a provider is to induce referrals. United States v. Greber, 760 F.2d 68 (1985). The Greber case was followed by the United States Court of Appeals for the Ninth Circuit, United States v. Kats, 871 F.2d 105 (9th Cir. 1989), and cited favorably by the First Circuit in United States v. Bay State Ambulance and Hospital Rental Service, Inc., 874 F.2d 20 (1st Cir. 1989).

                  The OIG has indicated that it is giving increased scrutiny to health care joint ventures involving physicians and other referral sources. In 1989, it published a Special Fraud Alert that outlined questionable features of "suspect" joint ventures, including some features which may be common to the Partnership. While OIG Special Fraud Alerts do not constitute law, they are informative because they reflect the general views of the OIG as a health care fraud and abuse investigator and enforcer.

                  The OIG has published regulations which protect certain transactions from scrutiny under the Anti-Kickback Statute (the "Safe Harbor" regulations). A Safe Harbor, if complied with fully, will exempt such activity from prosecution under the Anti-Kickback Statute. However, the preamble to the Safe Harbor regulations states that the failure of a particular business arrangement to comply with the regulations does not determine whether or not the arrangement violates the Anti-Kickback Statute because the regulations do not themselves make any particular conduct illegal. This Offering and the business of the Partnership do not comply with any Safe Harbor.

                  A Safe Harbor has been adopted which protects equipment leasing arrangements. It requires that the aggregate rental charge be set in advance, be consistent with fair market value in arms-length transactions and not be determined in a manner that takes into account the volume or value of any referrals or business otherwise generated between the parties. To the best knowledge of the General Partner, the Hospital Contracts entered into by the Partnership do not require that the aggregate rental charge be set in advance and contain other terms which cause the Hospital Contracts not to comply with the Safe Harbor's requirements. When it issued this Safe Harbor, the OIG commented on "per use" charges for equipment rentals. It stated that such arrangements must be examined on a case-by-case basis and may be abusive in certain situations. According to the OIG, payments on a "per use" basis do not necessarily violate the Anti-Kickback Statute, but such payments are not provided Safe Harbor protection. The General Partner cannot give any assurances that the Partnership's Hospital Contracts which involve a "per use" payment to the Partnership by Contract Hospitals would not be deemed to violate the Anti-Kickback Statute.

                  In the commentary introducing the Safe Harbor regulations, the OIG recognized the beneficial effect that business investments in small entities may have on the health care industry. The OIG promulgated a Safe Harbor for investment interests, including limited partnership ownership interests, in small entities which are held by persons in a position to make referrals to the entities so long as eight criteria are met. This Offering does not meet all eight criteria; however, this Offering does meet some of the criteria. Specifically, the terms on which limited partnership interests are offered to physicians who treat their patients on the Lithotripsy System are not related to the previous or expected volume of referrals or amount of business generated by the physicians; there is no requirement that any physician make referrals or be in a position to make referrals as a condition for remaining an investor; there is no cross-referral arrangement involved with the business of the Partnership; the Partnership does not loan funds or guarantee loans for physicians who refer patients for treatment on the Lithotripsy System; and the Distributions to physicians who are Limited Partners are directly proportional to the amount of their capital investment. In order to qualify for Safe Harbor protection, all eight criteria must be met. The General Partner can give no assurance that compliance with some, but not all, of the criteria of the Safe Harbor would prevent the OIG from finding a potential violation of the Anti-Kickback Statute by virtue of this Offering.

                  In November 1999, the OIG issued a Safe Harbor protecting certain physician investment interests in ASCs. The commentary accompanying the new Safe Harbor specifically distinguished physician ownership in ASCs from physician ownership in other facilities, including lithotripsy facilities, end-stage renal disease facilities, comprehensive outpatient rehabilitation facilities and others. The OIG concluded that ASCs benefit from favorable public policy considerations relating to reducing Medicare costs (including through the impending prospective payment system discussed above); other facilities, including lithotripsy facilities, do not share the same policy considerations or reimbursement structures. Therefore, the Safe Harbor status given to certain physician investments in ASCs cannot be viewed as an indication that physician investments in other facilities, including lithotripsy facilities, would not be deemed to violate the Anti-Kickback Statute.

                  Although a separate Safe Harbor was not adopted, HCFA noted in its commentary when the Safe Harbor regulations were issued in 1991 that additional protection may be merited for situations where a physician sees a patient in his or her own office, makes a referral to an entity in which he or she has an ownership interest and performs the service for which the referral is made. In such cases, Medicare makes a payment to the facility for the service it furnishes, which may result in a profit distribution to the physician. HCFA noted that, with respect to the physician's professional fee, such a referral is simply a referral to oneself, and that in such situations, both the professional service fee and the profit distribution from the associated facility fee that are generated from the referral may warrant protection. HCFA stated that its primary concern regarding the above referral situation was the investing physician's ability to profit from any diagnostic testing that is generated from the services he or she performs. The General Partner believes the potential for overutilization posed by referrals for diagnostic services is not present to the same degree with therapeutic services such as lithotripsy where the necessity for the treatment can be objectively determined; i.e., a renal stone can be definitely determined before treatment.

                  The applicability of the Anti-Kickback Statute to physician investments in health care businesses to which they refer patients and which do not qualify for a Safe Harbor has not been the focus of many court decisions, and therefore, judicial guidance is limited. In the only case in which the OIG has attempted to exercise the civil exclusion remedy in the context of a physician-owned joint venture, The Hanlester Network, et al. v. Shalala, the Ninth Circuit for the United States Court of Appeals (the "Court") held that the Anti-Kickback Statute is violated when a person or entity (a) knows that the statute prohibits offering or paying remuneration to induce referrals and (b) engages in prohibited conduct with the specific intent to violate the law. Although the Court upheld a lower court ruling that the joint venture in question violated the Anti-Kickback Statute vicariously through the knowing and willful actions of one of its agents, who was acting outside the parameters of the joint venture's offering documents, the Court concluded there was not sufficient evidence indicating that a return on investment to physicians or other investors in the joint venture could on its own constitute an "offer or payment" of remuneration to make referrals. The Court also stated that since profit distributions in Hanlester were made based on each investor's ownership share and not on the volume of referrals, the fact that large referrals by investors would result in potentially high investment returns did not, standing alone, cause a violation of the Anti-Kickback Statute.

                  The Health Insurance Portability and Accountability Act of 1996 directed the OIG to respond to requests for advisory opinions regarding the effect of the Anti-Kickback Statute on proposed business transactions. The General Partner has not requested the OIG to review this Offering and, to the best knowledge of the General Partner, the OIG has not been asked by anyone to review offerings of this type.

                  Federal regulatory authorities could take the position in future advisory opinions that business transactions similar to this Offering are a means to illegally influence the referral patterns of the prospective physician Limited Partners. Because there is no legal precedent interpreting circumstances identical to these facts, it is not possible to predict how this issue would be resolved if litigated.

                  Whenever an offering of ownership interests is made available to persons with the potential to refer patients for services, there is a possibility that the OIG, HCFA or other government agencies or officials may question whether the ownership interests are being provided in return for or to induce referrals by the new owners. Remuneration, which government officials have said can include the provision of an opportunity to invest in a facility to which a person refers patients for services, may be challenged by the government as constituting a violation of the Anti-Kickback Statute. The risk of such a challenge may be increased in connection with this Offering because the proceeds of any Unit sales will not provide additional capital for the Partnership which would be a typical justification for sales to new investors. Whether the offering of ownership interests to investors who may refer patients to the Partnership might constitute a violation of this law must be determined in each case based upon the specific facts involved. The various mechanisms in place to avoid providing a financial benefit to prospective Limited Partners for any referrals of patients (including the requirement that all distributions of earnings to Limited Partners be made in proportion to their investment interest), the Partnership's utilization review and quality assurance programs, the fact that lithotripsy is a therapeutic treatment the need of which can be objectively determined, and the existence in the General Partner's view of valid business reasons to engage in this transaction, form the basis in part of the General Partner's belief that this Offering is appropriate.

                  The General Partner of the Partnership intends for all business activities and operations of the Partnership to conform in all respects with all applicable anti-kickback statutes (federal or state). The General Partner does not believe that the Partnership's proposed operations violate the Anti-Kickback Statute. No assurance can be given, however, that the proposed activities of the Partnership will not be reviewed and challenged by regulatory authorities empowered to do so, or that if challenged, the Partnership will prevail.

                  If the activities of the Partnership were determined to violate these provisions, the Partnership, the General Partner, officers and directors of the General Partner, and each Limited Partner could be subject, individually, to substantial monetary liability, felony prison sentences and/or exclusion from participation in Medicare, Medicaid and CHAMPUS. A prospective Limited Partner with questions concerning these matters should seek advice from his or her own independent counsel.

                  False Claims Statutes. Federal laws governing reimbursement for medical services generally prohibit an individual or entity from knowingly and willfully presenting a claim (or causing a claim to be presented) for payment from Medicare, Medicaid or other third party payors that is false or fraudulent. The standard for "knowing and willful" includes conduct that amounts to a reckless disregard for whether accurate information is presented by claims processors. Penalties under these statutes include substantial civil and criminal fines, exclusion from the Medicare program and imprisonment. One of the most prominent of these laws is the federal False Claims Act, which may be enforced by the federal government directly, or by a qui tam private plaintiff on the government's behalf. Under the federal False Claims Act, both the government and the private plaintiff, if successful, are permitted to recover substantial monetary penalties and judgments, as well as an amount equal to three times actual damages. In recent cases, some qui tam plaintiffs have taken the position that violations of the Anti-Kickback Statute (discussed above) and Stark II (discussed above) should also be prosecuted as violations of the federal False Claims Act. The Partnership cannot assure that the government, or a reviewing court, would not take the position that billing errors, employee misconduct or violations of other federal statutes, should they occur, are violations of the federal False Claims Act or similar statutes.

                  Some federal courts have recently taken the position that qui tam lawsuits by private plaintiffs are unconstitutional. Most notably, a panel of judges on the Fifth Circuit Court of Appeals took this position in a decision issued in November 1999. That decision is being reviewed by all the judges on the Fifth Circuit. The panel's decision was a minority view; most courts have concluded that qui tam lawsuits are constitutional. In another case, the U.S. Supreme Court may review this issue. Unless and until the Supreme Court decides the issue, prospective Limited Partners should consider the ramifications of the False Claims Act issues discussed in the preceding paragraph.

                  New Legislation. Two bills currently pending in Congress which would amend or repeal the compensation provisions of the Stark II law were discussed above in the disclosures related to self-referral restrictions. The General Partner is not aware of any other bill currently before Congress which, if enacted into law, would have an adverse effect on the Partnership's operations in a fashion similar to the Stark II and the Anti-Kickback laws discussed above. In the event that legislation is enacted which, in the opinion of the General Partner, would adversely affect the operation of the Partnership's business, the General Partner is obligated either to purchase the Partnership Interests of all the Limited Partners or to dissolve the Partnership. See "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

                  ALS Fraud and Abuse Compliance Guidelines. On March 24, 2000, the American Lithotripsy Society ("ALS") (a voluntary membership organization made up of physicians, health care management personnel, treatment centers and medical suppliers) published Fraud and Abuse Compliance Guidelines for Physician
- Owned Lithotripsy Ventures (the "ALS Guidelines"). The ALS Guidelines are aimed at assisting ALS members in recognizing and avoiding certain practices which the ALS believes are unethical or illegal. The ALS Guidelines acknowledge that they are neither authoritative, nor constitute legal advice. Moreover, the ALS Guidelines stipulate that the laws upon which they are based (all of which are discussed in this "Regulation" section) are open to alternative interpretations. Because of the various reasons set forth in this Memorandum, the Company believes the Offering and its operations are appropriate under such laws, however, no assurance can be given that the activities of the Company would be viewed by regulatory authorities as complying with these laws or the ALS Guidelines.

                  FTC Investigation. Issues relating to physician-owned health care facilities have been investigated by the Federal Trade Commission ("FTC"), which investigated two lithotripsy limited partnerships affiliated with the General Partner, to determine whether they posed an unreasonable threat to competition in the health care field. The affiliated limited partnerships were advised in 1996 that the FTC's investigation was terminated without any formal action taken by the FTC or any restrictions being placed on the activities of the limited partnerships. However, the General Partner cannot assure that the FTC will not investigate issues arising from physician-owned health care facilities in the future with respect to the General Partner or any Affiliate, including the Partnership.

                  Ethical Considerations. The American Medical Association's Code of Medical Ethics states that physicians should not refer patients to facilities in which they have an ownership interest unless such physician directly provides care or services to such patient at the facility. Because physician investors will be providing lithotripsy services, the General Partner believes that an investment by a physician will not be in violation of the American Medical Association's Code of Medical Ethics. In the event that the American Medical Association changes its ethical code to preclude such referrals by physicians and such ethical requirements are applied to facilities or services which, at the time of adoption, are owned in whole or in part by referring physicians, the Partnership and the interests of the Limited Partners may be adversely affected.

State Regulation

                  California law prohibits the offer, delivery, receipt or acceptance by any licensed person (including physicians) of any money, as compensation or inducement for referring patients. The California Attorney General issued an opinion in 1999 which stated the statute prohibits any situation where the referral of a patient may be induced by considerations other than the best interests of the patients. However, the statute specifically permits referrals to health care facilities in which the physician has an ownership interest, so long as the physician's return on investment for the ownership interest is based on the proportional ownership of the physician and not based on the number or value of any patients referred. To the best knowledge of the General Partner, the Partnership's ownership and investment return structure falls within the exemption to this statute.

                  In 1993, California passed the Physician Ownership and Referral Act, which prohibits physicians from referring patients to certain health services in which the physicians have a financial interest. Those health services are laboratory, diagnostic nuclear medicine, radiation oncology, physical therapy, physical rehabilitation, psychometric testing, home infusion therapy and diagnostic imaging goods and services. If the list of health services were expanded to include lithotripsy services (or surgery services generally), the Partnership would be prohibited from operating under its current method of operations. The General Partner is not aware of any such legislation currently pending in California which would expand the list of health services in this fashion.

                  The Physician Ownership and Referral Act states that any physician who refers a patient to an organization in which the physician has a financial interest for services other than those identified in the previous paragraph, must provide the patient (or the patient's legal guardian) with written notice of such financial interest at the time of the referral. A separate law requires written disclosure of a physician's "significant financial interest" in an entity to which he or she refers patients; "significant financial interest" means $5,000 or five (5) percent of the entity. The law requires disclosure of the financial interest to the patient in writing and advising the patient that the patient may choose another provider to obtain the service. The Partnership will require that its physician Limited Partners comply with this disclosure requirement.

                  California has a false claims statute similar to the federal False Claims Act discussed above. The California false claims statute would be applicable to claims submitted to Medi-Cal for reimbursement for services rendered to Medi-Cal patients. California also prohibits kickbacks for services provided to Medi-Cal patients. For the reasons discussed above with respect to their federal law counterparts, to the best knowledge of the General Partner, neither this Offering nor the business of the Partnership violates either of these California laws.

                  California requires hospitals and ambulatory surgery centers which wish to offer mobile healthcare services at their facilities to apply for an amendment to their licensure status. The amendment assures the hospital or ambulatory surgery center has the physical facilities to accommodate a mobile unit in which patients will be treated. To the best knowledge of the General Partner, this amendment process will not apply with respect to the Partnership's Lithotripsy System, as patients will not be treated in the mobile unit; rather, the lithotripter will be rolled off the Partnership's mobile van and wheeled into an appropriate location within the hospital or center, such as the operating suite. Since patients will be treated on the machine while it is located within the hospital or center, the mobile healthcare service licensure amendment process will not apply. The California Department of Health Services' Licensing and Certification Office, which licenses hospitals and ambulatory surgery centers, expects that the facilities contracting with the Partnership will have appropriate policies and procedures in place with respect to the transportable lithotripter to assure patient care and physical facility needs are met. A certificate of need (CON) is not required before offering lithotripsy services in California. California requires registration of x-ray machines and requires that radiologic technologists be licensed.

                  Many bills introduced in both houses of the California legislature in 1999 concerned health care regulation, and Governor Gray Davis signed a series of health-care related bills into law. Among other things, a new Department of Managed Care was established, and other managed care requirements were enacted. However, to the best knowledge of the General Partner, none of these new laws would have a material adverse effect on the Partnership or this Offering. The General Partner cannot predict whether additional health-care regulatory bills will be introduced or enacted by the California legislature in 2000.

                  The Partnership and the Management Agent have been seeking and will continue to seek to comply with all applicable statutory and regulatory requirements. Further regulations may be imposed in California at any time in the future. Predictions as to the form or content of such potential regulations would be highly speculative. They could apply to the operation of the Lithotripsy System or to the physicians who invest in the Partnership. Such restrictive regulations could materially adversely affect the ability of the Partnership to conduct its business.

                  THE GENERAL PARTNER AND THE PARTNERSHIP BELIEVE LITHOTRIPSY SERVICES WILL CONTINUE TO BE SUBJECT TO INTENSE GOVERNMENTAL REGULATION AT THE FEDERAL AND STATE LEVELS AND, THEREFORE, CANNOT PREDICT THE SCOPE AND EFFECT THEREOF.

                  PROSPECTIVE LIMITED PARTNERS SHOULD CONSULT WITH THEIR LEGAL COUNSEL AS TO THE IMPLICATIONS OF FEDERAL AND STATE LAWS AND PROFESSIONAL ETHICAL CODES DEALING WITH PHYSICIAN OWNERSHIP OF MEDICAL EQUIPMENT AND FACILITIES BEFORE PURCHASING UNITS.

                                PRIOR ACTIVITIES

                  Sun Medical is the general partner of the General Partner. Prime, the sole shareholder of Sun Medical, is the largest and fastest growing provider of lithotripsy services in the United States, providing lithotripsy services at approximately 450 hospitals and surgery centers in 31 states, as well as delivering non-medical services related to the operation of the lithotripters, including scheduling, staffing, training, quality assurance, maintenance, regulatory compliance and contracting with payors, hospitals and surgery centers, while medical care is rendered by urologists utilizing the lithotripters. Prime has an economic interest in 59 mobile and six fixed site lithotripters, all but two of which are operated by Prime, Sun Medical and its Affiliates. Prime began providing lithotripsy services with an acquisition in 1992 and has grown rapidly since that time through acquisitions and de novo development. In November 1995, Prime acquired Sun Medical and thus, a controlling interest in the General Partner. The acquisition of Sun Medical provided Prime with complementary geographic coverage as well as additional expertise in forming and managing lithotripsy operations. Prime and Sun Medical's lithotripters together performed approximately 38,000 lithotripsy procedures in 1999. Approximately 2,300 urologists utilized Prime and Sun Medical's lithotripters in 1999, representing approximately 30% of the estimated 7,700 active urologists in the United States.

                  Prime manages the operations of approximately 63 of its 65 lithotripters. All of its lithotripters are operated in connection with hospitals or surgery centers. Prime operates its lithotripters primarily as the general partner of a limited partnership or through a subsidiary, as is the case with entities affiliated with Sun Medical, including the General Partner. Prime provides a full range of management and other non-medical support services to the lithotripsy operations, while medical care is provided by urologists utilizing the facilities and certain medical support services are provided by the hospital or surgery center. Urologists are investors in 50 of its 65 operations.

                  Prime's lithotripters range in age from one to twelve years. Of its 65 lithotripters, 59 are mobile units mounted in tractor-trailers or self-contained coaches serving locations in 31 states. Prime also operates six fixed site lithotripters in four states. All of Prime's fixed lithotripsy units are located and operated in conjunction with a hospital or surgery center. Most of these locations are in major metropolitan markets where the population can support such an operation. Fixed site lithotripters generally cannot be economically justified in other locations.

                  Prime and Sun Medical believe that they maintain the most comprehensive quality outcomes database and information system in the lithotripsy services industry. Prime has detailed information on over 160,000 procedures covering patient demographic information and medical condition prior to treatment, the clinical and technical parameters of the procedure and resulting outcomes. Information is collected before, during and up to three months after the procedure through internal data collection by doctors, nurses and technicians and through patient questionnaires.

                  For numerous reasons, including differences in financial structure, program size, economic conditions and distribution policies, the success of the General Partner and its Affiliates in the lithotripsy field should not be considered as indicative of the operating results obtainable by the Partnership.

                        SOURCES AND APPLICATIONS OF FUNDS

                  The following table sets forth the funds expected to be available to the Partnership from this Offering if all 40 Units are sold and other sources and their anticipated and estimated uses.

----------------------------- --------------------------------------------------

                        Sources of Funds              Sale of 40 Units
----------------------------- --------------------------------------------------
----------------------------- --------------------- ----------------------------

Offering Proceeds(1)                             $169,320              (100%)
                                                 --------              ------
----------------------------- --------------------- ----------------------------
----------------------------- --------------------- ----------------------------

----------------------------- --------------------- ----------------------------
----------------------------- --------------------- ----------------------------

----------------------------- --------------------- ----------------------------
----------------------------- --------------------- ----------------------------

----------------------------- --------------------- ----------------------------
----------------------------- --------------------- ----------------------------

Repayment of Partnership Debt(3)                 $134,320          (  79%)
                                                 ---------         -------
----------------------------- --------------------- ----------------------------

   TOTAL APPLICATIONS                            $169,320          (100%)
                                                 ========          ======

----------------------------- --------------------- ----------------------------

Notes to Sources and Applications of Funds Table

(1)      Assumes 40 Units are purchased by qualified investors.

(2) Includes $3,000 in commissions payable to the Sales Agent, reimbursement of $7,000 to the Sales Agent for out-of-pocket expenses incurred in selling the Units and $25,000 in legal and accounting costs associated with the preparation of this Memorandum.

(3) The total outstanding debt of the Partnership incurred pursuant to the Loan from First Citizens Bank & Trust Company for the acquisition of the Partnership's Lithotripsy System is $441,205.79 as of the date of the Memorandum; however, the terms of the Loan provide that it may be renewed for its full amount ($487,125). See "Risk Factors - Operating Risks - Liability Under the Guaranty." Offering Proceeds will first be used by the Partnership to pay offering costs and expenses (up to $35,000), and then the remainder of the proceeds will be used to reduce the existing Partnership debt (up to $134,320).

                     FINANCIAL CONDITION OF THE PARTNERSHIP

                  Set forth on the following pages are the Partnership's internally prepared accrual based (i) Income Statement for the eight-month period ended December 31, 1999, (ii) Balance Sheet as of December 31, 1999,
(iii) Cash Flow Statement for the eight-month period ended December 31, 1999, and (iv) Statements of Partner's Equity for the eight-month period ended December 31, 1999.

                  Past financial performance is not necessarily indicative of future performance. There is no assurance that the Partnership will be able to maintain its current revenues or earnings.

               MOBILE KIDNEY STONE CENTERS OF CALIFORNIA II, L.P.

                                INCOME STATEMENT

                                                          Eight Months Ended
                                                          December 31, 1999*

Revenues                                                      $979,234

Operating Expenses

Employee compensation and benefits                              98,304
Equipment maintenance and repairs                               14,555
Depreciation and amortization                                   64,966
Management fees                                                 36,761
Overhead allocation                                             76,917
Other operating expenses                                        60,248
                                                      --------------------------
  Total operating expenses                                     351,751

Operating income                                               627,483

Other income (expense)
  Interest and other income, net                                   440
  Interest expense                                             (17,842)
  Organization and syndication costs                           (41,259)
                                                      --------------------------
     Total other income (expense)                              (58,661)
                                                      --------------------------
Net income                                                     $568,822
                                                      ==========================


                         *See notes to financial  statements  attached hereto as
Appendix D.

WINSTON #892462 v 2
                                       70

               MOBILE KIDNEY STONE CENTERS OF CALIFORNIA II, L.P.

                                  BALANCE SHEET

                                                              December 31, 1999*

ASSETS

Cash                                                                $76,878
Accounts receivable, net                                            205,300
Other current assets                                                  3,269
                                                      --------------------------
     Total current assets                                           285,447

Equipment                                                           504,681
Accumulated depreciation                                            (64,966)
                                                      --------------------------
                                                                    439,715

Other assets                                                            328

     Total assets                                                  $725,490
                                                      ==========================


LIABILITIES

Accounts payable                                                     $55,623
Distributions payable                                                      0
                                                      --------------------------
     Total current liabilities                                        55,623

Long term debt                                                       466,045

PARTNERS' EQUITY
Capital contributions                                                250,000
Syndication costs                                                    (15,000)
Distributions paid                                                  (600,000)
Accumulated earnings                                                 568,822
                                                      --------------------------
     Total partners' equity                                          203,822

     Total liabilities and partners' equity                         $725,490
                                                      ==========================





                         *See notes to financial  statements  attached hereto as
Appendix D.

               MOBILE KIDNEY STONE CENTERS OF CALIFORNIA II, L.P.

                             STATEMENT OF CASH FLOWS

Eight Months Ended

                                                             December 31, 1999*

Cash flows from Operating Activities:
     Net income                                                      $568,822
     Adjustments to reconcile net income
          to cash provided by operating activities:
              Depreciation and amortization                            64,966

Change in operating assets and liabilities:

     Accounts receivable                                             (205,300)
     Other current assets                                              (3,269)
     Accrued expenses                                                   55,623
                                                      --------------------------

Net cash provided by operating activities                              480,842
                                                      --------------------------

Cash flows from Investing Activities:

     Purchase of equipment, furniture and fixture                     (504,681)
     Deposits paid                                                        (328)
                                                      --------------------------

Net cash (used in) investing activities                               (505,009)
                                                      --------------------------

Cash flows from Financing Activities:
     Cash borrowed from banks                                           466,045
     Capital contributed by partners (net)                              235,000
     Distributions to partners                                         (600,000)
                                                      --------------------------

Net cash (used in) financing activities                                 101,045
                                                      --------------------------

Net increase(decrease) in cash during the period                         76,878
                                                      --------------------------

Cash, beginning of period                                                     0
                                                      --------------------------

Cash, end of period                                                     $76,878
                                                      ==========================
                                                                        $76,878

                         *See notes to financial  statements  attached hereto as
Appendix D.

               MOBILE KIDNEY STONE CENTERS OF CALIFORNIA II, L.P.

                          STATEMENT OF PARTNERS' EQUITY

                                                           Eight Months Ended
                                                            December 31, 1999*

Beginning partners' equity                                                   $0

Capital contributions                                                  $250,000

Syndication costs                                                      ($15,000)

Net income                                                             $568,822

Distributions to partners                                              (600,000)
                                                      --------------------------

Ending partners' equity                                                $203,822
                                                      ==========================
                                                                        203,822

                         *See notes to financial  statements  attached hereto as
Appendix D.

            [The remainder of the page is intentionally left blank.]

                      SUMMARY OF THE PARTNERSHIP AGREEMENT

                  The Partnership Agreement sets forth the powers and purposes of the Partnership and the respective rights and obligations of the General Partner and the Limited Partners. The following is only a summary of certain provisions of the Partnership Agreement, and does not purport to be a complete statement of the various rights and obligations set forth therein. A complete copy of the Partnership Agreement is set forth as Appendix A to this Memorandum, and Investors are urged to read the Partnership Agreement in its entirety and to review it with their counsel and advisors.

Nature of Limited Partnership Interest

                  The Investors will acquire their interests in the Partnership in the form of Units. For each Unit purchased, a cash payment of $4,233 is required in addition to a personal guaranty of 0.5% of the Partnership's obligations under the Loan (up to a $2,435.63 principal guaranty obligation). The per Unit cash purchase price and execution and delivery of the Guaranties are both due upon subscription; however, certain qualified Investors may finance a portion of the cash purchase price through either individually borrowed funds or through the Limited Partner Loans. See "Terms of the Offering - Limited Partner Loans." No Limited Partner will have any liability for the debts and obligations of the Partnership by reason of being a Limited Partner except to the extent of (i) his Capital Contribution and liability under a Limited Partner Loan, if any, (ii) his liability under his Guaranty, (iii) his proportionate share of the undistributed profits of the Partnership, and (iv) the amount of certain Distributions received from the Partnership as provided by the Act or other applicable law. See "Risk Factors - Other Investment Risks - Limited Partners' Obligation to Return Certain Distributions." See also Form of Legal Opinion of Counsel, attached hereto as Appendix C.

Dilution Offerings

                  The General Partner has the authority to periodically offer and sell additional limited partnership interests in the Partnership (a
"Dilution Offering") to persons who are not investors in the Partnership ("Qualified Investors"). The primary purpose of Dilution Offerings would be to raise additional capital for any legitimate Partnership purpose.

                  Any sale of limited partnership interests in a Dilution Offering will result in proportionate dilution of the Percentage Interests of the existing Partners; i.e., the interests of the General Partner and of the Limited Partners in Partnership allocations, cash distributions and voting rights will be proportionately reduced as a result of a successful Dilution Offering. Limited Partners have no right to purchase additional limited partnership interests offered by the Partnership in a Dilution Offering; however, the General Partner has the right to make capital contributions or purchase additional limited partnership interests offered in a Dilution Offering in order to avoid dilution. Unless otherwise agreed by the General Partner and a Majority in Interest of the Limited Partners, any additional limited partnership interests offered in a Dilution Offering will be sold for a price no lower than the highest price for which proportionate limited partnership interests in the Partnership have been previously sold by the Partnership.

Fundamental Changes

                  Under  the terms of the  Partnership  Agreement,  the  General
Partner with the prior approval of a Majority in Interest of the Limited Partners may cause the Partnership to engage in certain transactions in the future, any of which transactions could result in the termination or reorganization of the Partnership and a partial or total dilution of all Limited Partners' interests in the Partnership. The General Partner could propose a plan providing for merger or consolidation of the Partnership with another entity; the sale of all or substantially all of the Partnership's assets to another entity; or any other reorganization, reclassification or exchange of the Partnership Interests, including without limitation the exchange of Partnership Interests for equity interests in another entity or for cash or other consideration. If such a plan were adopted, the Limited Partners are obligated by the terms of the Partnership Agreement to take or refrain from taking, as the case may be, such actions as the plan may provide, including, without limitation, executing such instruments, and providing such information as the General Partner may reasonably request. Any such plan may also result in an amendment to the Partnership Agreement or the adoption of a new partnership agreement in connection with the merger of the Partnership with another entity as provided in Section 15678.2(e) of the Act. The plan may also provide that the General Partner and its affiliates will receive fees for services rendered in connection with the operation of the Partnership or any successor entity following the consummation of the transactions described in the plan, and neither the Partnership nor the Limited Partners will have any right by virtue of the Partnership Agreement in the fees to be derived therefrom. Any securities or other consideration to be distributed to the Partners pursuant to any such plan shall be distributed in the manner set forth in the Partnership Agreement as though the Partnership were being liquidated. Although the General Partner will endeavor to keep the Limited Partners apprised of all relevant information regarding the above transactions, the General Partner is not obligated to provide such information in any particular manner concerning the risks and effect of the proposed transaction; the fairness of the proposed transaction to the Partnership and the Limited Partners; comparative distributions to the General Partner under the Partnership operations and under the proposed reorganization; the method of valuing the Partnership in the proposed transaction and the method of allocating value among various participants in the proposed transaction; the background, reasons for and alternatives to the transaction; and conflicts of interest of the General Partner in the proposed reorganization.

                  In December 1993, Congress passed legislation amending portions of the Securities Exchange Act of 1934 to afford new protections to limited partnership investors in the context of certain limited partnership mergers and reorganizations commonly known as partnership rollups. The law, known as the "Limited Partnership Rollup Reform Act of 1993" (the "Reform Act"), became effective on December 17, 1994, and applies to certain rollup transactions proposed after such date. The Reform Act and the Rules promulgated thereunder are applicable only to certain types of partnership rollups and, when applicable, provide limited partners with the following protections:

     (i) allows and facilitates communication between limited partners during their consideration of a proposed rollup;

     (ii) allows the limited partners to obtain a list of the other limited partners involved in the rollup;

                  (iii)   disallows   the  practice  of   compensating   persons
         soliciting the limited partners' approval of the rollup based on the number of approvals received;

                  (iv) requires greater disclosure to the limited partners of the terms of the rollup and its effects on the limited partners including (a) the reason for the rollup and consideration of the alternatives; (b) the method of allocating interests in the successor entity to the limited partners and why such method was chosen; (c) comparative information including changes in limited partner voting rights, changes in distributions to the limited partners and changes in compensation to the general partner; (d) conflicts of interest of the general partner; (e) changes in the partnership's business plan; (f) the valuation of the limited partnership interests; (g) any significant difference between the exchange values of the limited partnerships and the trading price of the securities to be issued in the rollup transaction; (h) the risks and effects of the proposed rollup transaction; (i) a statement by the general partner of the fairness of the rollup and the general partner's basis for such opinion; (j) full disclosure of any opinion (other than opinions of counsel) or appraisal received by the general partner related to the proposed transaction, or if no such opinion or appraisal was sought by the general partner, an explanation of why no such opinion or appraisal is necessary to permit the limited partners to make an informed decision regarding the proposed transaction; (k) the rights of the limited partners to exercise dissenters' or appraisal rights or similar rights; (l) the method for allocating rollup consideration to the limited partners and an explanation why such method was chosen; and (m) tax consequences of the rollup; and

                  (v) requires a minimum 60 day offering period during which the limited partners may consider the proposed rollup (or such shorter period as required by state law).

                  Further, the Reform Act also provides that related Rules of Fair Practice will be amended to prohibit exchanges and national securities associations from listing securities issued in connection with a rollup unless the limited partners are afforded the following protections:

                  (i) dissenting limited partners must have the right to one of the following: (a) to receive an appraisal and compensation; (b) to retain a security under substantially similar terms as the original issue; (c) to approve of the rollup by a vote of not less than 75% of the outstanding securities of each participating partnership, or; (d) to use an independent committee to negotiate the terms of the transaction.

(ii) not to have their voting power unfairly reduced or abridged.

(iii) not to bear an unfair proportion of the costs of the rollup transaction.

                  The Reform Act applies only to certain types of rollup transactions, and there is no certainty that any plan considered by the Partnership at any time would be subject to the Reform Act. Thus Investors must assume in making an investment in the Units that their Partnership Interest will be subject to the provisions of the Partnership Agreement permitting fundamental changes which could result in the termination or reorganization of the Partnership and a partial or total dilution of all Limited Partners' interests in the Partnership.

Profits, Losses and Distributions

                  The following is a summary of certain provisions of the Partnership Agreement relating to the allocation and distribution of the Profits, Losses, Partnership Cash Flow, Partnership Refinancing Proceeds, Partnership Sales Proceeds, and cash upon dissolution of the Partnership. Investors should note that the Percentage Interests referenced in the discussion below could change as a consequence of a future Dilution Offering. Because an understanding of the defined financial terms is essential to an evaluation of the information presented below, Investors are urged to review carefully the definitions of the terms appearing in the Glossary.

                  1.       Allocations.

                  Losses. After giving effect to the special allocations set forth below, the Partnership's Losses, if any, for each Year generally will be allocated to the Partners in accordance with their respective Percentage Interests.

                  Profits. After giving effect to the special allocations set forth below, the Partnership's Profits for any Year generally will be allocated to the Partners in accordance with their respective Percentage Interests.

                  All items of income, gain, loss, deduction, or credit will be allocated among the Partners proportionately. Further, notwithstanding the foregoing, after giving effect to certain special allocations, the General Partner must be allocated at least 1% of all items of income, gain, loss, deduction or credit.

     2. Special Allocations. The following special allocations shall be made in the following order:

                  (i) Partnership Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain during any Year, each Partner shall be specially allocated items of Partnership income and gain for such Year (and, if necessary, subsequent Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). Allocations made pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Partner pursuant to that section of the Regulations. This provision relating to Partnership Minimum Gain Chargebacks is intended to comply with Treasury Regulations Section 1.704-2(f) and will be interpreted and applied in a manner consistent with that Regulation.

                  (ii) Partner Minimum Gain Chargeback. If there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt shall be specially allocated items of Partnership income and gain for such Year (and, if necessary, subsequent Years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, to the extent required and determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Partner pursuant to that section of the Regulations. This provision relating to Partner Minimum Gain Chargebacks is intended to comply with Regulation Section 1.704-2(i)(4) and will be interpreted and applied in a manner consistent with that Regulation.

                  (iii)  Qualified  Income  Offset.  If a  Partner  unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4) through (6) which causes or increases a deficit balance in such Partner's Capital Account (as adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(d)), items of Partnership income and gain will be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit Capital Account of such Partner as quickly as possible, provided that an allocation pursuant to this provision shall be made only if and to the extent that such Partner would have a deficit Capital Account after all other allocations have been tentatively made as if this provision were not in the Partnership Agreement. This provision is intended to be a "qualified income offset," as defined in Regulation Section 1.704-1(b)(2)(ii)(d).

     (iv) Sales Commission. The Sales Commission shall be allocated to the Units which are acquired in this Offering in proportion to the respective capital contributions represented by such Units (i.e., $75 in Sales Commissions per each such Unit).

                  3. Allocations Between Transferor and Transferee. In the event of the transfer of all or any part of a Partner's interest (in accordance with the provisions of the Partnership Agreement) in the Partnership at any time other than at the end of a year, or the admission of a new Partner (in accordance with the provisions of the Partnership Agreement), the transferring or new Partner's share of the Partnership's income, gain, loss, deductions and credits, as computed both for accounting purposes and for federal income tax purposes, will be allocated between the transferor Partner and the transferee Partner (or Partners), or the new Partner and the other Partners, as the case may be, in the same ratio as the number of days in such year before and after the date of the transfer or admission; provided, however, that if there has been a sale or other disposition of the assets of the Partnership (or any part thereof) during such year, then upon the mutual agreement of all the Partners (excluding the new Partner and the transferring Partner), the Partnership may in its sole discretion treat the periods before and after the date of the transfer or admission as separate years and allocate the Partnership's net income, gain, net loss, deductions and credits for each of such deemed separate years. Notwithstanding the foregoing, the Partnership's "allocable cash basis items," as that term is used in Section 706(d)(2)(B) of the Code, shall be allocated as required by Section 706(d)(2) of the Code and the Regulations thereunder. See "Risk Factors - Tax Risks - Partnership Allocations."

                  4. Incoming Partner Allocations. The Code prohibits the retroactive allocation of a full share of partnership items to persons who were partners for less than the entire year. As provided above, the Partnership Agreement provides that items of income, gain, loss, deductions and credits will be allocated between a transferor Partner and a transferee Partner in the same ratio as the number of days in the year before and after the date of the transfer or admission, unless the Partnership has sold any of its assets in the year of the transfer or admission. If the Partnership has sold any of its assets in the year of the transfer or admission, then the General Partner may elect, in its sole discretion, to use the interim closing of the books method described above. See "Risk Factors - Tax Risks - Partnership Allocations."

     5.  Other  Allocations.   The  Partnership  Agreement  provides  for  other
allocations. Investors are encouraged carefully to review the Partnership Agreement attached as Appendix A.

                  6.       Distributions.

                  The Limited Partnership Agreement authorizes the following Distributions to be made to the Partners:

                  Distribution of Partnership Cash Flow. Partnership Cash Flow will be distributed to the Partners within 60 days after the end of each Year of the Partnership, or earlier in the discretion of the General Partner in accordance with their respective Percentage Interests.

                  Distribution of Partnership Sales Proceeds and Partnership Refinancing Proceeds. Partnership Sales Proceeds and Partnership Refinancing Proceeds will be distributed to the Partners within 60 days of the Capital Transaction giving rise to such proceeds.

                  Distribution Upon Dissolution. Upon the dissolution and termination of the Partnership, the General Partner, or if there is none, a representative of the Limited Partners, will cause the cancellation of the Partnership's Certificate of Limited Partnership, liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority:

(i) First, to the payment of debts and liabilities of the Partnership (including amounts owed to the General Partner and its Affiliates) and the expenses of liquidation;

(ii) Second, to the creation of any reserves that the General Partner or the representatives of the Limited Partners may deem reasonably necessary for the payment of any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the business and operation of the Partnership; and

(iii)Third, the balance, if any, will be distributed to the Partners in accordance with the Partners' positive Capital Account balances after such Capital Accounts are adjusted as provided in the Partnership Agreement, and any other adjustments required by the final Regulations under Section
     704(b) of the Code. Any general partner with a negative Capital Account following distribution of the liquidation proceeds or the liquidation of its interest in the Partnership must contribute to the Partnership an amount equal to such negative capital account on or before the later of the end of the Partnership's taxable year or within 90 days after the date of liquidation. Any capital so contributed will be (i) distributed to those Partners with positive capital accounts until such capital accounts are reduced to zero, and/or (ii) used to discharge recourse liabilities. It is intended that Capital Accounts will allow for liquidation distributions consistent with the manner in which Partnership Sales Proceeds and Partnership Refinancing Proceeds are distributed; however, there can be no assurance that such will be the case.

                  Tax Withholding. The Partnership is authorized to pay, on behalf of any Partner, any amounts to any federal, state or local taxing authority, as may be necessary for the Partnership to comply with tax withholding provisions of the Code or the income tax or revenue laws of any taxing authority. To the extent the Partnership pays any such amounts that it may be required to pay on behalf of a Partner, such amounts will be treated as a cash Distribution to such Partner and will reduce the amount otherwise distributable to him.

Management of the Partnership

                  The General Partner has the sole right to manage the business of the Partnership and at all times is required to exercise its responsibilities in a fiduciary capacity. The consent of the Limited Partners is not required for any sale or refinancing of the Lithotripsy System or the purchase of new equipment by the Partnership. The Partnership has contracted with the Management Agent to manage and administer the day-to-day operations of the Lithotripsy System. See "Business Activities - Management."

                  Under the Partnership Agreement, if the General Partner is adjudged by a court of competent jurisdiction to be liable to the Limited
Partners or the Partnership for acts or omissions of gross negligence or constituting willful misconduct, the General Partner may be removed and another substituted with the consent of all of the Limited Partners.

Powers of the General Partner

                  1.       General.

                  The General Partner may, in its absolute discretion, borrow money, acquire, encumber, hold title to, pledge, sell, release or otherwise dispose of, all or any part of the Partnership's assets, when and upon such terms as it determines to be in the best interest of the Partnership and employ such persons as it deems necessary for the operation of the Partnership. The General Partner, however, is expressly prohibited from, among other things: (i) possessing Partnership assets or assigning the rights of the Partnership in Partnership assets or the Lithotripsy System for other than Partnership purposes; (ii) admitting Limited Partners except as provided in the Partnership Agreement; and (iii) performing any act (other than an act required by the Partnership Agreement or any act taken in good faith reliance upon Counsel's opinion) which would, at the time such act occurred, subject any Limited Partner to liability as a general partner in any jurisdiction.

                  2.       Tax Matters.

                  (i) Elections. The General Partner will, in its sole discretion, make for the Partnership any and all elections for federal, state and local tax purposes including, without limitation, any election, if permitted by applicable law, to adjust the basis of the Partnership's property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with transfers of interests in the Partnership and Partnership Distributions.

                  (ii) Tax Matters Partner. The Partnership Agreement designates the General Partner as the Tax Matters Partner (as defined in Section 6231 of the Code) and authorizes it to act in any similar capacity under state or local law. As the Tax Matters Partner, the General Partner is authorized (at the
Partnership's expense): (i) to represent the Partnership and Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership or Partners in their capacity as Partners; (ii) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership's federal, state or local tax returns;
(iii) to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership and Partners; and (iv) to expend Partnership funds for professional services and costs associated therewith. In its capacity as Tax Matters Partner, the General Partner shall oversee the Partnership tax affairs in the manner which, in its best judgment, are in the interests of the Partners. Moreover, the General Partner will, in its sole discretion, not make an election pursuant to Treasury Regulation 301.7701.3 to be treated as an association taxable as a corporation.

Rights and Liabilities of the Limited Partners

                  The Limited Partners do not have any right to participate in the management or control of the business of the Partnership. Limited Partners are not required to make any capital contributions to the Partnership except amounts agreed by them to be paid, or pay or be personally liable for, any expense, liability or obligation of the Partnership, except (i) to the extent of their respective interests in the Partnership, (ii) for the obligation to return certain Distributions made to them as provided by the Act, and (iii) to the extent of their liabilities pursuant to their respective Guaranties. See "Risk
Factors - Other Investment Risks - Limited Partners' Obligations to Return Certain Distributions" and "Operating Risks - Liability Under the Guaranty."

  Restrictions on Transfer of Partnership Interests

                  No  Partnership  Interest  nor any  Units  may be  transferred without the prior written consent of the General Partner, which approval may be granted or denied in the sole discretion of the General Partner, and subject to the satisfaction of certain other conditions set forth in the Partnership Agreement. The Partnership Agreement contains additional limitations on transfer, including provisions prohibiting transfer that would violate federal or state securities laws. No transferee of the Units will automatically become a Limited Partner. Admission of a transferee requires the fulfillment of other obligations enumerated in the Partnership Agreement, including either the approval of a Majority in Interest of the Limited Partners (except the assignor Limited Partner) and the General Partner, or the approval of the assignor
Limited Partner and the General Partner. Any transferee of a Partnership Interest who has not been admitted to the Partnership as a Partner shall not be entitled to any of the rights, powers or privileges of his transferor except the right to receive and be credited or debited with his proportionate share of Partnership income, gains, profits, losses, deductions, credits or distributions. A transferor Limited Partner will not be released from his personal liability under the Guaranty upon the transfer of his Partnership Interest, unless otherwise specifically agreed by the Bank at the time of the transfer. In addition, a transferor Limited Partner will not be released from his to her personal liability under the Limited Partner Loan, unless otherwise specifically agreed by the Bank, and the sale of his or her Partnership Interest may constitute an event of default under any outstanding Limited Partner Loan.

                  The General Partner may transfer all or a portion of its Partnership Interest only with the consent of a Majority in Interest of the Limited Partners before the transferee can be admitted as a Substitute General Partner. Notwithstanding the foregoing, the Partnership Agreement gives the General Partner the authority to transfer all or part of its General Partner interest to any transferee controlled by it or one or more of its Affiliates without obtaining the Limited Partners' consent. Any such transferee would automatically be a Substitute General Partner. Both the admission of any new shareholder and the withdrawal of any shareholder from the General Partner may be done without the approval of the Limited Partners.

Dissolution and Liquidation

                  The Partnership will dissolve and terminate for any of the following reasons:

                  1. The sale, exchange or disposition of all or substantially all of the property of the Partnership without making provision for the replacement thereof (except to the extent otherwise provided in a reorganization plan approved by the General Partner and a Majority in Interest of the Limited Partners as described above);

                  2.       The expiration of its term on December 31, 2049;

     3. The bankruptcy or occurrence of certain other events with respect to the General Partner;

     4. The determination of the General Partner that the Partnership should be dissolved; or

     5. The election to dissolve the Partnership made by the General Partner in the event of certain legislation, case law or regulatory changes adversely affecting the operation of the Partnership.

     6. The election to dissolve the Partnership made by all of the Partners.

                  The retirement, resignation, bankruptcy, assignment for the benefit of creditors, dissolution, death, disability or legal incapacity of a general partner will not, however, result in a termination of the Partnership if the remaining general partner or general partners, if any, elect to continue the business of the Partnership, or if no general partner remains, if within 90 days of the occurrence of one of such events, a Majority in Interest of the Limited Partners elect in writing to continue the Partnership and, if necessary, designate a new general partner.

                  Upon dissolution, the General Partner or, if there is none, a representative of the Limited Partners, will liquidate the Partnership's assets and distribute the proceeds thereof in accordance with the priorities set forth in the Partnership Agreement. See "Profits, Losses and Distributions - Distributions - Distribution upon Dissolution" above and "Optional Purchase of Limited Partner Interests" below.

Optional Purchase of Limited Partner Interests

                  As provided in the Partnership Agreement, certain Affiliates of the existing Limited Partners have the first option, and the General Partner has the second option (which it may assign to the Partnership in its sole discretion), to purchase all the interest of a Limited Partner who (i) dies,
(ii) becomes the subject of a domestic proceeding, (iii) becomes insolvent, (iv) acquires a direct or indirect ownership of an interest in a competing venture (including the lease or sublease of competing technology), or (v) defaults on his obligations under the Guaranty. Except in the case of the death of a Limited Partner, the option purchase price is an amount equal to the lesser of the fair market value of the Partnership Interest to be purchased or the Limited Partner's share of the Partnership's book value, if any, as reflected by the Limited Partner's capital account in the Partnership (unadjusted for any appreciation in Partnership assets and as reduced by depreciation deductions claimed by the Partnership for tax purposes). The option purchase price is likely to be considerably less than the fair market value of a Limited Partner's interest in the Partnership. Because losses, depreciation deductions and Distributions reduce capital accounts, and because appreciation in assets is not reflected in capital accounts, it is the opinion of the General Partner that the option purchase price may be nominal in amount. In addition, in the event existing or newly enacted laws or regulations or any other legal developments adversely affect (or potentially adversely affect) the operation of the Partnership or the business of the Partnership (e.g., any prohibitions on provider ownership), the General Partner, in its sole discretion, is obligated to either (i) purchase the Partnership Interests of all of the Limited Partners for an amount equal to the lesser of fair market value or book value or (ii) dissolve the Partnership. In the event of the death of a Limited Partner, the option purchase price for that Partner's Partnership Interest is an amount equal to the greater of (i) one and one-half times the aggregate distributions made with respect to the Partnership Interest during the twelve-month period ending the last day of the month immediately preceding the month in which the death occurs or (ii) the Limited Partner's share of the Partnership's book value, if any (prorated in the event that only a portion of his Partnership Interest is being purchased) as reflected by the Capital Account of the Limited Partner. If the General Partner exercises the purchase option, the General Partner will assume any liabilities under any personal Guaranty still outstanding with respect to the withdrawing Limited Partner. The withdrawing Limited Partner will not be released from his obligations under the Guaranty unless so agreed by the Bank. See the Partnership Agreement attached hereto as Appendix A and "Risk Factors - Operating Risks - Liability Under the Guaranty."

Noncompetition Agreement and Protection of Confidential Information

                  The Partnership Agreement provides that each Limited Partner is prohibited from having a direct or indirect ownership of an interest in a competing venture (including the lease or sublease of competing technology) other than an interest held by a Limited Partner in the General Partner or one of its Affiliates (such non-excluded interests, the "Outside Activities"). While they are Limited Partners in the Partnership, each Limited Partner is precluded from engaging in any Outside Activities, provided that the General Partner is authorized, in its sole discretion, to waive this restriction with respect to any ownership interest of a Limited Partner in an Outside Activity acquired before the date the person becomes a Limited Partner. In the event that a Limited Partner's interest in the Partnership is terminated or transferred upon the occurrence of certain events as provided in the Partnership Agreement, he or she is precluded, for a period of two (2) years following the date of his withdrawal, from engaging in any Outside Activity within any market area in which the Partnership is providing services or has provided services within the twelve months preceding the withdrawal. This prohibition is in addition to the right of the General Partner to acquire the interest of a Limited Partner engaged in an Outside Activity as provided in the Partnership Agreement. See "Optional Purchase of Limited Partner Interests" in this Section, and the Partnership Agreement attached hereto as Appendix A.

                  In addition, the Partnership Agreement provides that each Limited Partner acknowledges and agrees that his participation in the Partnership necessarily involves his access to confidential information that is proprietary in nature and, therefore, the exclusive property of the Partnership. Accordingly, the Limited Partners (other than the General Partner and its Affiliates who hold Limited Partner interests) are precluded from disclosing such confidential information during their participation as Limited Partners in the Partnership or thereafter unless required by law or with the prior written consent of the Partnership.

Arbitration

                  The Partnership Agreement provides that disputes arising thereunder shall be resolved by submission to arbitration in accordance with the provisions of California law.

Power of Attorney

                  Each Investor, by executing the Subscription Agreement, irrevocably appoints Cheryl Williams and Stan Johnson, severally, to act as attorneys-in-fact to execute the Partnership Agreement, any amendments thereto and any certificate of limited partnership filed by the General Partner. The
Partnership Agreement, in turn, contains provisions by which each Limited Partner irrevocably appoints Cheryl Williams and Stan Johnson, severally, to act as his attorneys-in-fact to make, execute, swear to and file any document necessary to the conduct of the Partnership's business, such as deeds of conveyance of real or personal property as well as any amendment to the Partnership Agreement or to any certificate of limited partnership which accurately reflects actions properly taken by the Partners.

Reports to Limited Partners

                  Within 90 days after the end of each Year of the Partnership, the General Partner will send to each person who was a Limited Partner at any time during such year such tax information, including, without limitation, Federal Tax Schedule K-1, as will be reasonably necessary for the preparation by such person of his federal income tax return, and such other financial information as may be required by the Act.

Records

                  Proper and complete records and books of account will be kept by the General Partner or the Management Agent in which will be entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records, books and accounts maintained by persons engaged in businesses of a like character. Pursuant to applicable law, the Partnership books and records will be kept on the accrual method basis of accounting. The Partnership's fiscal year will be the calendar year. The books and records will be located at the Partnership's office, and will be open to the reasonable inspection and examination of the Limited Partners or their duly authorized representatives during normal business hours as provided by the Act.

                                  LEGAL MATTERS

                  On the Closing Date, it is expected that Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, of Winston-Salem, North Carolina, will render an opinion as to the formation and existence of the Partnership, the status of Investors as limited partners and certain federal tax matters, the form of which is attached as Appendix C to this Memorandum. See "Risk Factors - Tax Risks."

                             ADDITIONAL INFORMATION

  The Partnership will make available to you the opportunity to ask questions of its management and to obtain information to the extent it possesses such information or can acquire it without an unreasonable effort or expense, which is necessary to verify the accuracy of the information contained herein or which you or your professional advisors desire in evaluating the merits and risks of an investment in the Partnership. Copies of certain Hospital Contracts and insurance reimbursement agreements may not, however, be available due to confidentiality restrictions contained therein.

                                    GLOSSARY

                  Certain terms in this Memorandum shall have the following meanings:

     Act. The Act means the California Revised Limited Partnership Act, as in effect on the date hereof.

                  Affiliate. An Affiliate is (i) any person, partnership, corporation, association or other legal entity ("person") directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting interests of such other person, (iii) any officer, director or partner of such person and
(iv) if such other person is an officer, director or partner, any entity for which such person acts in such capacity.

                  Bank.  First-Citizens Bank & Trust Company.
                  ----

     Capital Account. The Partnership capital account of a Partner as computed pursuant to the Partnership Agreement.

                  Capital Contributions. All capital contributions made by a Partner or his predecessor in interest which shall include, without limitation, contributions made pursuant Article VII of the Partnership Agreement.

     Capital Transaction. Any transaction which, were it to generate proceeds, would produce Partnership Sales Proceeds or Partnership Refinancing Proceeds.

     Closing Date. 5:00 p.m., Eastern Time, on June 1, 2000 (or earlier in the discretion of the General Partner). The Closing Date may be extended for a period of up to 180 days in the discretion of the General Partner.

     Code. The Internal Revenue Code of 1986, or corresponding provisions of subsequent, superseding revenue laws.

     Contract Hospitals. The 10 hospitals and medical centers to which the Partnership provides lithotripsy services pursuant to 7 separate Hospital Contracts.

     Counsel. Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, P.O. Drawer 84, Winston-Salem, North Carolina 27102.

                  Dilution Offering. Pursuant to the terms of the Partnership Agreement, the future offering of additional limited partnership interests in the Partnership by the General Partner. Any such offering generally will proportionally reduce the existing Percentage Interests of the then current Partners in the Partnership; provided, however, that the General Partner may avoid dilution by either making a proportional additional capital contribution or buying units in a Dilution Offering.

     Distributions. Cash or other property, from any source, distributed to Partners.

                  Escrow Agent.  First-Citizens Bank & Trust Company.
                  ------------

                  FDA.  The United States Food and Drug Administration.
                  ---

                  Financial Statement. The Purchaser Financial Statement, included in the Subscription Packet accompanying this Memorandum, to be furnished by the Investors for review by the General Partner and the Bank in connection with their decision to accept or reject a subscription.

     General Partner. The general partner of the Partnership, Mobile Kidney Stone Centers of California, Ltd. I, a California limited partnership and an Affiliate of Prime.

                  Guaranty. The Guaranty Agreement in the form included in the Subscription Packet accompanying this Memorandum pursuant to which each new Limited Partner will guarantee his pro rata portion of the Partnership's obligations to the Bank under the Loan.

     Hospital Contracts. The 7 separate lithotripsy services agreements the Partnership has entered into with the Contract Hospitals.

                  Investors.  Potential purchasers of Units.
                  ---------

     Limited Partner Loan. The loan to be made by the Bank to certain qualified Investors that wish to finance a portion of the Unit purchase price.

                  Limited Partner Note. The promissory note from an Investor financing a portion of the Unit purchase price to the Bank in the principal amount of up to $1,733 per Unit, the proceeds of which will be paid directly to the Partnership. The form of the Limited Partner Note (including the Note Addendum attached thereto) is attached as Exhibit A to the Form of Loan Commitment which is attached hereto as Appendix B.

                  Limited Partners. The current Limited Partners and those Investors in the Units admitted to the Partnership pursuant to this Offering and any person admitted as a substitute Limited Partner in accordance with the provisions of the Partnership Agreement.

     Lithotripsy   System.   The  van  with  the   installed   and   operational
Modulith(R)SLX-T owned and operated by the Partnership and any other additional or replacement lithotripter and transport vehicle

                  Loan. The loan of $487,125 from the Bank to the Partnership. Loan proceeds were used by the Partnership to (i) acquire a new lithotripter,
(ii) acquire and upfit a new mobile van and (iii) pay sales taxes on the purchases of the lithotripter and the van. The Loan is secured by the Lithotripsy System, the Partnership's accounts receivable and other Partnership assets, the guaranty of the General Partner, and the Limited Partner Guaranties.

                  Loan and Security Agreement. The agreement to be executed in conjunction with the Limited Partner Note by an Investor who finances a portion of the Unit purchase price through a Limited Partner Loan. The form of the Loan and Security Agreement is attached as Exhibit B to the Loan Commitment which is attached hereto as Appendix B.

     Loan Documents. The Loan Commitment, the Limited Partner Note, the Loan and Security Agreement, the Security Agreement and UCC-1's, collectively.

                  Loss. The net loss (including capital losses and excluding Net Gains from Capital Transactions) of the Partnership for each year as determined by the Partnership for federal income tax purposes.

     Management Agent. Sun Medical Technologies, Inc., a California corporation, and a wholly-owned subsidiary of Prime. The Management Agent is also the sole general partner of the General Partner.

     Memorandum. This Confidential Private Placement Memorandum, including all Appendices hereto, and any amendment or supplement hereto.

                  Modulith(R) SLX-T. The Partnership's Storz Modulith(R) SLX Transportable ("SLX-T") model extracorporeal shock-wave lithotripter manufactured by Storz which the Partnership acquired with the proceeds of the Loan.

                  Net Gains from Capital Transactions. The gains realized by the Partnership as a result of or upon any sale, exchange, condemnation or other disposition of the capital assets of the Partnership (which assets shall include Code Section 1231 assets) or as a result of or upon the damage or destruction of such capital assets.

                  Nonrecourse Deductions. A deduction as set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a given Year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during such Year over the aggregate amount of any Distributions during such Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(h).

                  Nonrecourse Liability. Any partnership liability (or portion thereof) for which no Partner bears the "economic risk of loss," within the meaning of Treasury Regulations Section 1.704-2(i).

                  Offering.  The offering of Units pursuant to this Memorandum.
                  --------

                  Partner Minimum Gain. An amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i).

                  Partner Nonrecourse Debt. Any nonrecourse debt (for the purposes of Treasury Regulations Section 1.1001-2) of the Partnership for which any Partner bears the "economic risk of loss," within the meaning of Treasury Regulations Section 1.752-2.

                  Partner Nonrecourse Deductions. Deductions as described in Treasury Regulations Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for any Year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during such Year over the aggregate amount of any Distributions during that Year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such Distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i).

     Partners. The General Partner and the Limited Partners, collectively, when no distinction is required by the context in which the term is used herein.

     Partnership. Mobile Kidney Stone Centers of California II, L.P., a California limited partnership, which owns and operates the Lithotripsy System.

     Partnership Agreement. The Partnership's Agreement of Limited Partnership, a copy of which is attached as Appendix A, as such may be amended from time to time.

                  Partnership Cash Flow. For the applicable period the excess, if any, of (A) the sum of (i) all gross receipts from any source for such period, other than the Partnership loans, Capital Transactions and Capital Contributions, and (ii) any funds released by the Partnership from previously established reserves, over (B) the sum of (i) all cash expenses paid by the Partnership for such period, (ii) the amount of all payments of principal on loans to such Partnership, (iii) capital expenditures of the Partnership, and
(iv) such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities and contingencies of the Partnership; provided, however, that the amounts referred to in (B) (i), (ii) and (iii) above shall be taken into account only to the extent not funded by Capital Contributions, loans or paid out of previously established reserves. Such term shall also include all other funds deemed available for distribution and designated as "Partnership Cash Flow" by the General Partner.

     Partnership Interest. The interest of a Partner in the Partnership as defined by the Act and the Partnership Agreement.

     Partnership Minimum Gain. Gain as defined in Treasury Regulations Section 1.704-2(d).

                  Partnership Refinancing Proceeds. The cash realized from the refinancing of Partnership assets after retirement of any secured loans and less
(i) payment of all expenses relating to the transaction and (ii) establishment of such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Partnership.

                  Partnership Sales Proceeds. The cash realized from the sale, exchange, casualty or other disposition of all or a portion of Partnership assets after the retirement of all secured loans and less (i) the payment of all expenses related to the transaction and (ii) establishment of such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Partnership.

                  Percentage Interest. The interest of each Partner in the Partnership, to be determined in the case of each Investor by reference to the percentage oppositive his or her name set forth in Schedule A to the Partnership Agreement. Each Unit sold pursuant to this Offering represents an initial 0.5% economic interest in the Partnership. The Percentage Interest will be set forth in Schedule A to the Partnership Agreement or any other document or agreement, as a percentage or a fraction or on any numerical basis deemed appropriate by the General Partner.

     Prime. Prime Medical Services, Inc. a publicly held Delaware corporation and parent of the Management Agent and Sales Agent.

     Prime Rate. The rate of interest periodically established by the Bank and identified as such in literature published and circulated within the Bank's offices.

                  Pro  Rata  Basis.   In   connection   with  an  allocation  or
distribution, an allocation or distribution in proportion to the respective Percentage Interest of the class of Partners to which reference is made.

     Profit. The net income of the Partnership for each year as determined by the Partnership for federal income tax purposes.

                  Qualified Income Offset Item. An adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) unexpectedly received by a
Partner.

     Sales Agent. MedTech Investments, Inc., a registered broker-dealer, member of the National Association of Securities Dealers, Inc. and an Affiliate of the General Partner.

                  SEC.  The United States Securities and Exchange Commission.
                  ---

                  Securities Act.  The Securities Act of 1933, as amended.
                  --------------

                  Security Agreement. The agreement to be executed in conjunction with the Limited Partner Note by an Investor who finances the purchase price of his Units as provided herein. The form of the Security
Agreement is attached as Exhibit C to the Form of Loan Commitment which is attached hereto as Appendix B.

                  Service.  The Internal Revenue Service.
                  -------

                  Service Area. The geographic region in which Partnership operations are conducted and which presently consists primarily of areas within a 150 mile radius of Sacramento, California. The General Partner has sole discretion to expand the Service Area subject to fiduciary duties owed by the General Partner to its Limited Partners.

                Storz.  Karl Storz Lithotripsy-America, Inc. and its Affiliates.
                  -----

                  Subscription Agreement. The Subscription Agreement, included in the Subscription Packet accompanying this Memorandum, to be executed by the prospective Limited Partners in connection with their purchase of Units.

     Subscription Packet. The packet of subscription materials to be completed by Investors in connection with their subscription for Units.

                  UCC-1. The Uniform Commercial Code Financing Statement, two copies of which are attached to the Subscription Packet and are to be executed in conjunction with the Limited Partner Note by an Investor who finances a portion of the Unit purchase price through a Limited Partner Loan. The UCC-1 will be used by the Bank to perfect its security interest in such Investor's share of Distributions.

                  Units. The 40 equal limited partner interests in the Partnership offered pursuant to this Memorandum for a price per Unit of $4,233 in cash, plus 0.5% in guaranties of the Partnership's obligations under the Loan (a $2,435.63 principal Loan guaranty per Unit).

                  Year of the Partnership. An annual accounting period ending on December 31 of each year during the term of the Partnership.